UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
(Rule 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under § 240.14a-12
Sorrento Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filings:

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

4955 Directors Place
San Diego, California 92121
NOTICE OF 2019 ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT
Dear Stockholder:
On behalf of our Board of Directors, I cordially invite you to attend the annual meeting of stockholders (the “Annual Meeting”) of Sorrento Therapeutics, Inc. (the “Company”) to be held at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121 on September 20, 2019 at 12:00 p.m. Pacific Time, for the following purposes:

1.	To elect six (6) directors for a one-year term to expire at the 2020 annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To approve the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan;

4.	To approve the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company; and

5.	To transact such other matters as may properly come before the Annual Meeting and any adjournment or postponement thereof.
Our board of directors has fixed August 13, 2019 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting. We intend to mail this proxy statement and the accompanying proxy card on or about August 19, 2019 to all stockholders of record entitled to vote at the Annual Meeting.
If You Plan to Attend
Please note that space limitations make it necessary to limit attendance of the Annual Meeting to our stockholders. Registration and seating will begin at 11:30 a.m. Pacific Time. Shares of common stock can be voted at the Annual Meeting only if the holder thereof is present in person or by valid proxy.
For admission to the Annual Meeting, each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. If you do not plan on attending the Annual Meeting, please vote, date and sign the enclosed proxy and return it in the business envelope provided. Even if you do plan to attend the Annual

Meeting, we recommend that you vote your shares at your earliest convenience in order to ensure your representation at the Annual Meeting. Your vote is very important.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on September 20, 2019 at 12:00 p.m. Pacific Time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121.

The proxy statement and annual report to stockholders are available at http://www.pstvote.com/sorrento2019.

By the Order of the Board of Directors

/s/ Henry Ji, Ph.D.
Henry Ji, Ph.D.
Chairman of the Board, President and Chief Executive Officer
Dated: August 14, 2019
Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares will save the Company the expenses and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!
If you have questions or need assistance voting your shares please contact:
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Stockholders in the U.S. and Canada please call toll-free: (888) 750-5834
Stockholders in other locations please call: + (412) 232-3651
Banks and Brokers may call collect: (212) 750-5833

i

4955 Directors Place
San Diego, California 92121
PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 20, 2019
The Board of Directors (the “Board”) of Sorrento Therapeutics, Inc. (“Sorrento” or the “Company”) is soliciting your proxy to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121, on September 20, 2019 at 12:00 p.m. Pacific Time, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card if you received paper copies of the proxy materials, or follow the instructions below to submit your proxy over the Internet.
We intend to mail this proxy statement and the accompanying proxy card on or about August 19, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
How do I attend the Annual Meeting?
The Annual Meeting will be held on September 20, 2019 at 12:00 p.m. Pacific Time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121. Information on how to vote in person at the Annual Meeting is discussed below.
Who is Entitled to Vote?
The Board has fixed the close of business on August 13, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of August 13, 2019, there were 130,978,668 shares of common stock outstanding. Each share of common stock represents one vote that may be voted on each proposal that may come before the Annual Meeting.
What is the Difference Between Holding Shares as a Record Holder and as a Beneficial Owner (Holding Shares in Street Name)?
If your shares are registered in your name with our transfer agent, Philadelphia Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.
If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.
Who May Attend the Annual Meeting?
Only record holders and beneficial owners of our common stock, or their duly authorized proxies, may attend the Annual Meeting. If your shares of common stock are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.
What am I Voting on?
There are four matters scheduled for a vote:

1.	To elect six (6) directors for a one-year term to expire at the 2020 annual meeting of stockholders;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To approve our 2019 Stock Incentive Plan; and

4.	To approve the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company.
What if Another Matter is Properly Brought Before the Annual Meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

What is the Board’s Voting Recommendation?
The Board recommends that you vote your shares:
1.    “For” the election of each of the six (6) nominees to our Board;
2.    “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;
3.    “For” the approval of our 2019 Stock Incentive Plan; and
4.    “For” the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company.
How Do I Vote?
Stockholders of Record
For your convenience, record holders of our common stock have three methods of voting:
1.    Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.    Vote by mail. Mark, date, sign and promptly mail the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
3.    Vote in person. Attend and vote at the Annual Meeting.
Beneficial Owners of Shares Held in Street Name
For your convenience, beneficial owners of our common stock have three methods of voting:
1.    Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.    Vote by mail. Mark, date, sign and promptly mail your vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.    Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.
If you vote by Internet, please DO NOT mail your proxy card.
All shares entitled to vote and represented by a properly completed and executed proxy received before the Annual Meeting and not revoked will be voted at the Annual Meeting as instructed in a proxy delivered before the Annual Meeting. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the Board recommends on each of the enumerated proposals, with regard to any other matters that may be properly presented at the Annual Meeting and on all matters incident to the conduct of the Annual Meeting. If you are a registered stockholder and attend the Annual Meeting, you may deliver your completed proxy card in person. If you are a street name stockholder and wish to vote at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How Many Votes do I Have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on the Record Date.
Is My Vote Confidential?
Yes, your vote is confidential. Only the inspector of elections, individuals who help with processing and counting your votes and persons who need access for legal reasons will have access to your vote. This information will not be disclosed, except as required by law.
What Constitutes a Quorum?
To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when the holders of a majority of the voting power of all shares entitled to vote, as of the Record Date, are represented in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.
How Will my Shares be Voted if I Give No Specific Instruction?
We must vote your shares as you have instructed. If there is a matter on which a stockholder of record has given no specific instruction but has authorized us generally to vote the shares, they will be voted as follows:
1.    “For” the election of each of the six (6) nominees to our Board;
2.    “For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019;
3.    “For” the approval of our 2019 Stock Incentive Plan; and
4.    “For” the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company.
This authorization would exist, for example, if a stockholder of record merely signs, dates and returns the proxy card but does not indicate how its shares are to be voted on one or more proposals. If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted at the discretion of the proxies.
If your shares are held in street name, see “What is a Broker Non-Vote?” below regarding the ability of banks, brokers and other such holders of record to vote the uninstructed shares of their customers or other beneficial owners in their discretion.
How are Votes Counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the election of directors, “For,” “Withhold” and broker non-votes; and, with respect to the other proposals, votes “For” and “Against,” abstentions and broker non-votes. Broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on such proposals.

What is a Broker Non-Vote?
If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you sign your proxy card but do not provide instructions on how your broker should vote on “routine” proposals (discussed in the next question), your broker will vote your shares as recommended by the Board. If you do not provide voting instructions, your shares will not be voted on any “non-routine” proposals. This vote is called a “broker non-vote.” Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, broker non-votes will not be included in the tabulation of the voting results of any of the proposals and, therefore, will have no effect on these proposals.
Brokers cannot use discretionary authority to vote shares on the election of directors (Proposal 1), on the approval of our 2019 Stock Incentive Plan (Proposal 3), or on the approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company (Proposal 4) if they have not received instructions from their clients. Please submit your vote instruction form so your vote is counted.
Which Proposals are Considered “Routine” or “Non-Routine”?
Proposal 2, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2019, is considered a “routine” proposal. All of the other proposals to be voted upon at the Annual Meeting are considered “non-routine”, and if you do not provide voting instructions, your shares will be treated as broker non-votes and, therefore, will have no effect on such proposals.
What is an Abstention?
An abstention is a stockholder’s affirmative choice to decline to vote on a proposal. Our Amended and Restated Bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the votes cast are in favor of such action, and the directors are elected by a plurality of the votes cast. Under Delaware law (under which Sorrento is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions will have no effect on Proposal 1, Proposal 2, Proposal 3 or Proposal 4.
How Many Votes are Needed for Each Proposal to Pass?

Proposal	Vote Required	Broker Discretionary Vote Allowed
Election of each of the six (6) nominees to our Board	Plurality of the votes cast (the six (6) persons receiving the most “For” votes)	No

Ratification of the Appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2019	A majority of the votes cast	Yes

Approval of the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan	A majority of the votes cast	No

Approval of the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company	A majority of the votes cast	No

What Are the Voting Procedures?
In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of or against the proposal, or you may abstain from voting on the proposal. You should specify your respective choices on the accompanying proxy card or your vote instruction form.
Is My Proxy Revocable?
You may revoke your proxy and reclaim your right to vote at any time before your proxy is voted by giving written notice to the Company’s Secretary, by delivering a properly completed, later-dated proxy card or vote instruction form or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: Corporate Secretary, or by facsimile at (858) 203-4102. Your most current proxy card or Internet proxy is the one that will be counted.
Who is Paying for this Proxy Solicitation?
The entire cost of soliciting proxies, including the costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional soliciting materials furnished to stockholders, will be borne by us. Copies of solicitation material will be furnished to banks, brokerage houses, dealers, voting trustees, their respective nominees and other agents holding shares in their names, which are beneficially owned by others, so that they may forward such solicitation material, together with our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended, to beneficial owners. In addition, if asked, we will reimburse these persons for their reasonable expenses in forwarding these materials to the beneficial owners.
We have engaged Innisfree M&A Incorporated (“Innisfree”) to solicit proxies from stockholders in connection with the Annual Meeting. We will pay Innisfree a fee of approximately $17,500, an agreed upon fee per call made or received from certain retail investors plus reasonable out-of-pocket fees and expenses for soliciting proxies. In addition, Innisfree and certain related persons will be indemnified against certain liabilities arising out of or in connection with the engagement.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Do I Have Dissenters’ Rights of Appraisal?
Our stockholders do not have appraisal rights under Delaware law or under our governing documents with respect to the matters to be voted upon at the Annual Meeting.
How can I Find out the Results of the Voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
When are Stockholder Proposals Due for the 2020 Annual Meeting?
Any appropriate proposal submitted by a stockholder and intended to be presented at the 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”) must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121, and received no later than April 21, 2020, to be includable in the Company’s proxy statement and related proxy for the 2020 Annual Meeting. However, if the date of the 2020 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, September 20, 2020, to be considered for inclusion in proxy materials for the 2020 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121 a reasonable time before we begin to print and send our proxy materials for the 2020 Annual Meeting. A stockholder proposal will need to comply with the SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If you wish to submit a proposal that is not to be included in the proxy materials for the 2020 Annual Meeting, your proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121 by July 5, 2020 and no earlier than June 5, 2020. However, if the date of the 2020 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after September 20, 2020, to be brought before our 2020 Annual Meeting, a stockholder proposal must be submitted in writing to the Company’s Secretary at 4955 Directors Place, San Diego, California 92121, not later than the close of business on the later of (1) the 90th day before the 2020 Annual Meeting, or (2) the 10th day following the day on which we first make a public announcement of the date of the 2020 Annual Meeting.
Please review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may view our Amended and Restated Bylaws by visiting the SEC’s website at www.sec.gov.
Who will Solicit Proxies on behalf of the Board?
The Company has retained Innisfree, a proxy solicitation firm, who may solicit proxies on the Board’s behalf.
The original solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile, electronic mail, and personal solicitation by our directors and officers (who will receive no additional compensation for such solicitation activities). You may also be solicited by advertisements in periodicals, press releases issued by us and postings on our corporate website. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement.
I also have received a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as amended. Is that a part of the proxy materials?
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 15, 2019, as amended, accompanies this proxy statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this proxy statement and should not be considered proxy solicitation material.
Do the Company’s Officers and Directors have an Interest in Any of the Matters to Be Acted Upon at the Annual Meeting?
Members of the Board have an interest in Proposal 1, the election to the Board of the six (6) director nominees set forth herein, as each of the nominees is currently a member of the Board. Members of the Board and our executive officers do not have any interest in Proposal 2, the ratification of the appointment of our independent registered public accounting firm. Members of the Board and executive officers of Sorrento will be eligible to receive awards under the terms of our 2019 Stock Incentive Plan, and they therefore have a substantial interest in Proposal 3. Additionally, Dr. Ji, our President, Chief Executive Officer and Chairman of the Board, has a substantial interest in Proposal 4 as such proposal relates solely to compensation payable to him in connection with his role as Executive Chairperson of Scilex Holding Company.

PROPOSAL 1:
ELECTION OF DIRECTORS
You are requested to vote for six nominees for director, whose terms expire at the Annual Meeting and who will be elected for a new one-year term and will serve until their successors are elected and qualified. The nominees are Henry Ji, Ph.D., Dorman Followwill, Kim D. Janda, Ph.D., David Lemus, Jaisim Shah and Yue Alexander Wu, Ph.D. All of the nominees are existing directors of Sorrento and each of the nominees has consented to being named as a nominee for director of Sorrento and has agreed to serve if elected.
If no contrary indication is made, proxies in the accompanying form are to be voted for the aforementioned directors or in the event that any of the aforementioned directors is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.
All of our directors bring to the Board significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or venture capital firms. Certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole are described in the following paragraphs.
The ages of the nominees as of August 14, 2019, their positions and biographies are set forth below.
NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
For a One-Year Term Expiring at the
2020 Annual Meeting of Stockholders

Name	Age	Present Position with Sorrento Therapeutics, Inc.
Henry Ji, Ph.D.	55	Chairman of the Board, President and Chief Executive Officer
Dorman Followwill	56	Director
Kim D. Janda, Ph.D.	61	Lead Independent Director
David Lemus	56	Director
Jaisim Shah	59	Director
Yue Alexander Wu, Ph.D.	55	Director

Henry Ji, Ph.D. co-founded and has served as a director of Sorrento Therapeutics, Inc. since January 2006, served as its Chief Scientific Officer from November 2008 to September 2012, as its Interim Chief Executive Officer from April 2011 to September 2012, as its President and Chief Executive Officer since September 2012 and as Chairman of the Board since August 2017. Dr. Ji also served as our Secretary from September 2009 to June 2011. In 2002, Dr. Ji founded BioVintage, Inc., a research and development company focusing on innovative life science technology and product development, and has served as its President since 2002. From 2001 to 2002, Dr. Ji served as Vice President of CombiMatrix Corporation, a publicly traded biotechnology company that develops proprietary technologies, including products and services in the areas of drug development, genetic analysis, molecular diagnostics and nanotechnology. During his tenure at CombiMatrix, Dr. Ji was responsible for strategic technology alliances with biopharmaceutical companies. From 1999 to 2001, Dr. Ji served as Director of Business Development, and in 2001 as Vice President, of Stratagene Corporation (later acquired by Agilent Technologies, Inc.) where he was responsible for novel technology and product licensing and development. In 1997, Dr. Ji co-founded Stratagene Genomics, Inc., a wholly owned subsidiary of Stratagene Corporation, and served as its President and Chief Executive Officer from its founding until 1999. Dr. Ji previously served as a director of NantKwest, Inc. from December 2014 through November 25, 2015. Dr. Ji is the holder of several issued and pending patents in the life science research field and is the sole inventor of Sorrento Therapeutics Inc.’s intellectual property. Dr. Ji has a Ph.D. in Animal Physiology from the University of Minnesota and a B.S. in Biochemistry from Fudan University.
Dr. Ji has demonstrated significant leadership skills as President and Chief Executive Officer of Stratagene Genomics, Inc. and Vice President of CombiMatrix Corporation and Stratagene Corporation and brings more than 18 years of biotechnology and biopharmaceutical experience to his position on our Board. Dr. Ji’s extensive knowledge of the industry in which we operate, as well as his unique role in our day-to-day operations as our President and Chief Executive Officer, allows him to bring to our Board a broad understanding of the operational and strategic issues we face.
Dorman Followwill has served as a director of our Company since October 2017. Mr. Followwill has been Senior Partner, Transformational Health at Frost & Sullivan, a business consulting firm involved in market research and analysis, growth strategy consulting and corporate training across multiple industries, since 2016. Prior to that time, he served in various roles at Frost & Sullivan, including Partner on the Executive Committee managing the P&L of the business in Europe, Israel and Africa, and Partner overseeing the Healthcare and Life Sciences business in North America, since initially joining Frost & Sullivan to help found the Consulting practice in January 1988. Mr. Followwill has more than 30 years of organizational leadership and management consulting experience, having worked on hundreds of consulting projects across all major regions and across multiple industry sectors, each project focused around the strategic imperative of growth. He obtained his BA from Stanford University in The Management of Organizations in 1985.
We believe that Mr. Followwill’s extensive knowledge and understanding of the healthcare and life sciences industries qualify him to serve on our Board.
Kim D. Janda, Ph.D. has served as a director of our Company since April 2012 and as our lead independent director since March 2019. Dr. Janda has served as Ely R. Callaway, Jr. Chaired Professor in the Departments of Chemistry, Immunology and Microbial Science at The Scripps Research Institute since 1996 and as the Director of the Worm Institute of Research and Medicine (WIRM) at The Scripps Research Institute since 2005. Furthermore, Dr. Janda has served as a Skaggs Scholar within the Skaggs Institute of Chemical Biology, also at The Scripps Research Institute, since 1996. Dr. Janda holds a B.S. degree from the University of South Florida in Clinical Chemistry and a doctoral degree from the University of Arizona with Robert B. Bates in natural product total synthesis. A hallmark of his research is that Dr. Janda has been able to uniquely combine principles of medicinal chemistry together with modern molecular biology, immunology and neuropharmacology, allowing the creation of both synthetic/natural molecules and processes with biological, chemical and physical properties. Dr. Janda has published over 425 original publications in refereed journals and founded the biotechnological companies CombiChem, Drug Abuse Sciences and AIPartia. Dr. Janda is associate editor of Bioorg & Med. Chem., PloS ONE and serves, or has served, on numerous journals including J. Comb. Chem., Chem. Reviews, J. Med. Chem., The Botulinum Journal, Bioorg. & Med. Chem. Lett., and Bioorg. & Med. Chem. Over a career of almost 25 years, Dr. Janda has provided numerous seminal contributions and is considered one of the first scientists to merge chemical and biological approaches into a cohesive research program. Dr. Janda serves on the Scientific Advisory Boards of Materia, Inc. and Singapore Ministry of Education (MOE), EP1 Physical Sciences.
Dr. Janda has almost 25 years of experience in life sciences and very strong technical expertise relating to the discovery and development of antibody therapeutics, which gives him a unique understanding of the research challenges and opportunities facing our company. As an experienced scientist and inventor on multiple patents in the life sciences industry, Dr. Janda brings critical insights into the operational requirements of a discovery and development company as well as to our overall business and strategies relating to our ongoing development efforts, and serves as the chair of our Scientific Advisory Board.
David Lemus has served as a director of our Company since October 2017. Mr. Lemus currently serves as a non-executive board member of BioHealth Innovation, Inc. Since November 2017, he has served as the Chief Operating Officer and Chief Financial Officer of Proteros biosciences GmbH, a privately held biotechnology company focused on structural biology. Previously, from January 2016 to May 2017, he served as Interim Chief Financial Officer and Chief Operating Officer of Medigene AG, a publicly-listed German biotechnology company focused on the research and development of T-Cell-Receptor based immunotherapies. Prior to that time, at Sigma Tau Pharmaceuticals, Inc., he served as Chief Executive Officer from January 2013 to July 2015, as Chief Operating Officer from March 2012 to December 2012, and as V.P. Finance from July 2011 to February 2012. Previous to this, Mr. Lemus served as Chief Financial Officer and Executive V.P. of MorphoSys AG from January 1998 to May 2011. Prior to his role at MorphoSys AG, he held various positions, including Operations Manager and Controller (Pharma International Division) and Global IT Project Manager (Pharma Division) at Hoffman La Roche, Group Treasurer of Lindt & Spruengli AG and Treasury Consultant for Electrolux AB. Mr. Lemus received an M.S. from the Massachusetts Institute of Technology Sloan School of Management in 1988 and a B.S. in Accounting from the University of Maryland in 1984. Mr. Lemus is also a certified public accountant licensed in the State of Maryland.
We believe that Mr. Lemus’ extensive accounting and financial background and business experience in the life sciences industry qualify him to serve on our Board.
Jaisim Shah has served as a director of our Company since September 2013. He has more than 25 years of global biopharma experience including over 15 years in senior management leading business development, commercial operations, investor relations, marketing and medical affairs. Mr. Shah has served as the President and Chief Executive Officer and board member of Scilex Holding Company since its inception in March 2019. He has also served as the Chief Executive Officer and a board member of Semnur Pharmaceuticals, Inc. since its inception in 2013. Prior to Semnur, Mr. Shah was a consultant to several businesses, including Sorrento Therapeutics, Inc., and was the Chief Business Officer of Elevation Pharmaceuticals, where Mr. Shah led a successful sale of Elevation to Sunovion in September 2012. Prior to Elevation, Mr. Shah was president of Zelos Therapeutics, where Mr. Shah focused on financing and business development. Prior to Zelos, Mr. Shah was the Senior Vice President and Chief Business Officer at CytRx, a biopharmaceutical company. Previously, Mr. Shah was Chief Business Officer at Facet Biotech and PDL BioPharma where he completed numerous licensing/partnering and strategic transactions with pharmaceutical and biotech companies. Prior to PDL, Mr. Shah was at Bristol-Myers Squibb, most recently as Vice President of Global Marketing where he received the “President’s Award” for completing one of the most significant collaborations in the company’s history. Previously, Mr. Shah was at F. Hoffman-La Roche in international marketing and was global business leader for corporate alliances with Genentech and Idec. Mr. Shah holds an M.A. in Economics from the University of Akron and an M.B.A. from Oklahoma University.
We believe that Mr. Shah’s extensive operational, executive and business development experience qualifies him to serve on our Board.
Yue Alexander Wu, Ph.D. has served as a director of our Company since August 2016. Dr. Wu is currently an advisor to Crown Bioscience International. He was previously President, Chief Executive Officer and Chief Scientific Officer of Crown Bioscience International, a leading global drug discovery and development solutions company, which he co-founded in 2006, until 2017. From 2004 to 2006, Dr. Wu was Chief Business Officer of Starvax International Inc. in Beijing, China, a biotechnology company focusing on oncology and infectious diseases. From 2001 to 2004, Dr. Wu was a banker with Burrill & Company where he was head of Asian Activities. Dr. Wu has served as a director of CASI Pharmaceuticals, Inc. since June 2013. Dr. Wu received his Ph.D. in Molecular Cell Biology and his MBA from University of California at Berkeley. He earned an M.S. in Biochemistry from University of Illinois, Urbana-Champaign and his B.S. in Biochemistry from Fudan University in Shanghai, China.
We believe that Dr. Wu’s scientific background and business experience qualify him to serve on our Board.
Board Independence
Our Board is responsible for establishing corporate policies and for our overall performance, although it is not involved in our day-to-day operations. Our Board consults with our counsel to ensure that our Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”), as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, us, our senior management and our independent registered public accounting firm, our Board has determined that all of our directors, other than Dr. Ji and Mr. Shah, are independent.
Board Leadership Structure and Board’s Role in Risk Oversight
Our Board believes that our Chief Executive Officer (“CEO”), Dr. Ji, is best situated to serve as Chairman of the Board because he is the director who is most familiar with our business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and is therefore best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman of the Board and Chief Executive Officer facilitates information flow between management and the Board, which is essential to effective governance. Kim D. Janda, Ph.D. currently serves as the Company’s lead independent director (the “Lead Independent Director”). The Lead Independent Director ensures that (i) the Board operates independently of management, (ii) the independent directors continue to provide effective oversight of the Company’s management and key issues related to strategy, risk and integrity, and (iii) the directors and stockholders have an independent leadership contact.
As the Lead Independent Director, Dr. Janda has the following duties and responsibilities:

•	Calling and presiding over executive sessions of the independent directors and setting agendas for the executive session;

•	Advising the Chairman of the Board and the Chief Executive Officer, on behalf of the Board, of any decisions reached or suggestions made at executive sessions;

•	Serving as the primary liaison between the independent directors, Chief Executive Officer, Chairman of the Board and senior management to report or raise matters;

•	Chairing Board meetings when the Chairman of the Board is not present;

•	Reviewing Board schedules and agendas in collaboration with the Chairman of the Board and the Chief Executive Officer while seeking input from the other Board members;

•	Being available for consultation and communication with stockholders, as appropriate; and

•	Performing such other duties and responsibilities as may be delegated to the Lead Independent Director by the Board from time to time.

The Board, as a unified body and through committee participation, organizes the execution of its monitoring and oversight roles and does not expect its Chairman of the Board to organize those functions. The Board has three standing committees - Audit, Compensation and Corporate Governance and Nominating. The membership of each of the Board committees is comprised of independent directors, with each of the committees having a separate chairman, each of whom is an independent director. Our non-management members of the Board meet in executive session, at which only they are present, at each board meeting.
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks the company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
The Board recognizes that different leadership models may, depending upon individual circumstances, work for other companies and may be appropriate for the Company under different circumstances. Our Chief Executive Officer communicates frequently with members of the Board to discuss strategy and challenges facing the company. Senior management usually attends our regular quarterly board meetings and is available to address any questions or concerns raised by the Board on risk management-related and any other matters. Each quarter, the Board receives presentations from senior management on matters involving our areas of operations.
Board of Directors Meetings

During the fiscal year 2018, our Board held four meetings and acted by written consent fourteen times. Our Audit Committee held four meetings and acted by written consent three times, our Compensation Committee held three meetings and acted by written consent four times and our Corporate Governance and Nominating Committee held one meeting and acted by written consent one time. None of our incumbent directors attended fewer than 75% of the total number of meetings held by the Board and the committees on which, and for the period during which, the director served during fiscal year 2018.
Information Regarding Board Committees
Our Board has established standing Audit, Compensation and Corporate Governance and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities.
Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is currently comprised of Messrs. Followwill and Lemus and Dr. Wu. Mr. Lemus serves as the Chairperson of the Audit Committee. The functions of the Audit Committee include, among others:

•
selecting, evaluating, engaging, overseeing, determining funding for and, when appropriate, replacing the independent auditors, or nominating the independent auditors to be proposed to the full Board for concurrence or ratification;

•	giving prior approval of all audit services and any non-audit services permissible pursuant to the Sarbanes-Oxley Act of 2002 performed by the independent auditor for the Company;

•
ensuring that the independent auditors provide, at least annually, a formal written statement to the Audit Committee setting forth all relationships between the independent auditors and the Company, consistent with applicable rules and requirements;

•
reviewing with management and the independent auditors the annual audit scope and approach, critical accounting policies and practices, significant internal control issues, record keeping, audit conclusions regarding significant accounting estimates/reserves and proposed fee arrangements for ongoing and special projects;

•
meeting in executive session with the independent auditors, as may be necessary or advisable, to request their opinion on various matters including the Company’s accounting policies as applied in its financial reporting and the performance of its financial and accounting personnel;

•
reviewing with the independent auditor any problems or difficulties the auditor may have encountered during the course of its audit work, including any restrictions on the scope of its activities or access to required information or any significant disagreements with management and management’s responses to such matters;

•	reviewing with management and the independent auditors the Company’s compliance with laws and regulations having to do with accounting and financial reporting matters;

•	reviewing with management and the independent auditors the Company’s interim and year-end financial statements, including management’s discussion and analysis;

•
requesting from management and the independent auditors a briefing on any significant accounting and reporting issues, or significant unusual transactions, disagreements and how they were resolved and current developments in the accounting and regulatory areas that may affect the Company or its financial statements;

•	reviewing with management and the independent auditors disclosures, accounting policies and controls;

•
holding timely discussions with the independent registered public accounting firm regarding all critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications or the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm, and other material written communications between the independent registered public accounting firm and management including, but not limited to, the management letter and schedule of unadjusted differences;

•
discussing among the members of the Audit Committee, without management or the independent auditors present, the quality of the accounting policies applied in the preparation of the Company’s financial statements and significant judgments affecting the financial statements;

•
reviewing and approving the internal corporate audit staff functions, including: (i) purpose, authority and organizational reporting lines, (ii) annual audit plan, budget and staffing, (iii) concurrence in the appointment, compensation and rotation of the internal audit management function, and (iv) results of internal audits;

•
conducting an appropriate review of all related party transactions on an on-going basis and all such transactions and potential conflicts of interests referenced in the Company’s Code of Conduct and Ethics that must be approved by the Audit Committee or other comparable independent body of the Board;

•
establishing and reviewing the adequacy of procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters;

•	providing the Company with the report of the Audit Committee with respect to the audited financial statements for inclusion in the Company’s proxy statement;

•
discussing with management the Company’s policies with respect to risk assessment and risk management, significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures; and

•	discussing with management and the independent auditor the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.
Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary. Our Board has adopted a written charter of the Audit Committee that is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview.
Under the applicable Nasdaq Rules, each member of a company’s audit committee must be considered independent in accordance with the Nasdaq Rules and Rule 10A-3(b)(1) under the Exchange Act. Our Board reviews the Nasdaq Rules and Exchange Act definitions of independence for Audit Committee members on an annual basis and has determined that all members of our Audit Committee are independent (as independence is currently defined in the Nasdaq Rules). Our Board has determined that all members of our Audit Committee also meet the requirements for financial literacy under the Nasdaq Rules.
Our Board has determined that Mr. Lemus is an audit committee financial expert, as defined under applicable SEC rules, and that Messrs. Followwill and Lemus and Dr. Wu meet the background and financial sophistication requirements under the rules of The Nasdaq Stock Market LLC. In making these determinations, the Board made a qualitative assessment of each of Messrs. Followwill’s and Lemus’ and Dr. Wu’s level of knowledge and experience based on a number of factors, including their formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to the Audit Committee.

Compensation Committee. Our Compensation Committee is currently comprised of Mr. Followwill and Dr. Wu. Dr. Wu serves as the Chairperson of our Compensation Committee. The functions of the Compensation Committee include, among others:

•	establishing the Company’s general compensation philosophy, and overseeing the development and implementation of compensation programs;

•
annually reviewing and approving the Company’s goals and objectives relevant to the compensation of the CEO, evaluating the CEO’s performance with respect to such goals, and subject to existing contractual obligations, setting the CEO’s compensation level based on such evaluation;

•
determining and approving (and recommending for ratification by the Board acting solely through the independent directors) the CEO’s compensation level based on the Compensation Committee’s performance evaluation;

•	reviewing and approving all compensation for all executive officers;

•	recommending to the Board the establishment and administration of incentive compensation plans and programs and employee benefit plans and programs;

•	reviewing succession planning within the Company;

•	overseeing any stock option, benefit and incentive plans established by the Company, unless otherwise determined by the Board or prohibited by the terms of such plans;

•	making recommendations to the Board with respect to non-CEO compensation, incentive-compensation plans and equity plans, that are subject to Board approval;

•	establishing and periodically reviewing policies concerning perquisite benefits;

•	reviewing and approving all employment, severance or other employment related agreements or special compensation arrangements for each officer of the Company;

•	reviewing and recommending for Board approval compensation packages for new corporate officers and termination packages for corporate officers as requested by management;

•	reviewing at least annually the adequacy of the Compensation Committee Charter and recommending any proposed changes to the Board for its approval;

•	evaluating and overseeing risk in the Company’s compensation programs;

•	producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations;

•	investigating, within the scope of its duties, any matter brought to its attention;

•	performing any other duties or responsibilities expressly delegated to the Compensation Committee by the Board from time to time; and

•	annually reviewing the compensation of members of the Board for their services to the Company and recommending changes, if any, to the Board.
Our Board has determined that all of the members of our Compensation Committee are “independent” under the Nasdaq Rules. Our Board has adopted a written charter of the Compensation Committee that is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview. The Compensation Committee meets periodically throughout the year as necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management as necessary. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain or consult compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.
The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making decisions on executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.
In 2018, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to review and advise on our compensation practices. In 2018, Compensia undertook the following projects for the Compensation Committee: (i) April 2018 - Evaluated the compensation arrangements for the Company’s executive officers against a comparator group of similar life sciences companies and its own proprietary data; and April 2018 - Evaluated the compensation arrangements for the members of the Company’s Board of Directors against a comparator group of similar life sciences companies and its own proprietary data. Compensia, who reports directly to the Compensation Committee and not to our management, is independent from us, has not provided any services to us other than to the Compensation Committee, and receives compensation from us only for services provided to the Compensation Committee. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that the work of Compensia has not raised any conflict of interest.
Compensation Committee Interlocks and Insider Participation
Our Compensation Committee consists of two directors, each of whom is a non-employee director: Mr. Followwill and Dr. Wu. Dr. Wu serves as the Chairperson of the Compensation Committee. Prior to March 18, 2019, our Compensation Committee was comprised of Messrs. Followwill and Shah and Dr. Wu. During 2018, none of Messrs. Followwill or Shah or Dr. Wu was an officer or employee of ours, was formerly an officer of ours or had any relationship requiring disclosure by us under Item 404 of Regulation S-K, except with respect to Mr. Shah’s relationship to Semnur Pharmaceuticals, Inc. as disclosed under the heading “Certain Relationships and Related Party Transactions-Semnur Pharmaceuticals, Inc. Acquisition” in this proxy statement. No interlocking relationship as described in Item 407(e)(4) of Regulation S-K exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee is currently comprised of Dr. Janda and Mr. Followwill. Dr. Janda serves as the Chairperson of our Corporate Governance and Nominating Committee. The functions of the Corporate Governance and Nominating Committee include, among others:

•	developing and recommending to the Board the Corporate Governance Guidelines of the Company and overseeing compliance therewith;

•	assisting the Board in effecting Board organization, membership and function, including identifying qualified Board nominees;

•	assisting the Board in effecting the organization, membership and function of Board committees, including the composition of Board committees and recommending qualified candidates therefor;

•	evaluating and providing succession planning for the Chief Executive Officer and other executive officers;

•
developing criteria for Board membership, such as independence, term limits, age limits and ability of former employees to serve on the Board and the evaluation of candidates’ qualifications for nominations to the Board and its committees as well as removal therefrom, respectively;

•	periodically evaluating the desirability of, and recommending to the Board, any changes in the size and composition of the Board;

•
identifying and evaluating candidates for director in accordance with the general and specific criteria set forth in the Corporate Governance and Nominating Committee Charter or determined in accordance therewith;

•
evaluating each new director candidate and each incumbent director before recommending that the Board nominate or re-nominate such individual for election or re-election as a director based on the extent to which such individual meets the general criteria set forth in the Corporate Governance and Nominating Committee Charter and will contribute significantly to satisfying the overall mix of specific criteria identified in the Corporate Governance and Nominating Committee Charter;

•
diligently seeking to identify potential director candidates who will strengthen the Board and remedy any perceived deficiencies in the specific criteria identified in the Corporate Governance and Nominating Committee Charter;

•	establishing procedures for soliciting and reviewing potential nominees from directors and for advising those who suggest nominees of the outcome of such review;

•
submitting to the Board the candidates for director to be recommended by the Board for election at each annual meeting of stockholders and to be added to the Board at any other times due to Board expansions, director resignations or retirement or otherwise;

•
monitoring performance of directors based on the general criteria and the specific criteria applicable to each such director and, if any serious problems are identified, working with such director to resolve such problems or, if necessary, seeking such director’s resignation or recommend to the Board such person’s removal;

•
developing and periodically evaluating initial orientation guidelines and continuing education guidelines for each member of the Board and each member of each Board committee regarding his or her responsibilities as a director generally and as a member of any applicable Board committee, and monitoring and evaluating each director’s cooperation in fulfilling such guidelines;

•	retaining and terminating any search firm used to identify director candidates and to approve any such search firm’s fees and other terms of retention;

•	evaluating its own performance on an annual basis, including its compliance with its Charter;

•	reviewing its Charter and providing the Board with any recommendations for changes in the Charter or in policies or other procedures governing the Corporate Governance and Nominating Committee;

•
developing and periodically reviewing and revising as appropriate, a management succession plan and related procedures including consideration and recommendation of candidates for successor to the Chief Executive Officer to the Board and, with appropriate consideration of the Chief Executive Officer’s recommendations, considering and recommending candidates for successors to other executive officers, in each case when vacancies shall occur in those offices;

•	monitoring and making recommendations to the Board on other matters of Board policy and practices relating to corporate governance; and

•	reviewing and making recommendations to the Board regarding proposals of stockholders that relate to corporate governance.
The Corporate Governance and Nominating Committee shall identify and evaluate the qualifications of all candidates for nomination for election as directors. Potential nominees are identified by our Board based on the criteria, skills and qualifications that have been recognized by the Corporate Governance and Nominating Committee. While our nomination and corporate governance policy does not prescribe specific diversity standards, the Corporate Governance and Nominating Committee and its independent members seek to identify nominees that have a variety of perspectives, professional experience, education, differences in viewpoints and skills, and personal qualities that will result in a well-rounded Board.
The Board has determined that all of the members of our Corporate Governance and Nominating Committee are “independent” under the Nasdaq Rules. The Board adopted a written charter setting forth the authority and responsibilities of the Corporate Governance and Nominating Committee. A copy of the charter is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview.

Hedging and Pledging Policies
Our Insider Trading Policy prohibits any director, officer, employee or consultant from engaging in “short sales” of our equity securities and from engaging in hedging transactions involving our equity securities. Further, our Insider Trading Policy restricts our designated insiders from pledging our equity securities as collateral for a loan or otherwise unless the transaction is pre-cleared by our Insider Trading Compliance Officer. As a condition of pre-approving any pledge of our equity securities, any designated insider seeking to pledge securities must clearly demonstrate his or her financial capacity to repay the loan without resort to the pledged securities.
Director Qualifications
There are no specific minimum qualifications that our Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Board considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

•	the highest ethical standards and integrity and a strong personal reputation;

•	a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;

•	a willingness to act on and be accountable for Board and, as applicable, committee decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

•	an ability to work effectively and collegially with other individuals;

•	loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•	sufficient time to devote to Board and, as applicable, committee membership and matters; and

•	the independence requirements imposed by the SEC and the Nasdaq Rules.
The Board retains the right to modify these qualifications from time to time.
If a stockholder wishes to propose a candidate for consideration as a nominee by the Corporate Governance and Nominating Committee, it should follow the procedures described in this section, the section entitled “Security Holder Nominations” and in the Company’s Corporate Governance and Nominating Committee Charter. Following verification of the stockholder status of persons proposing candidates, the Corporate Governance and Nominating Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Corporate Governance and Nominating Committee as part of its review. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Corporate Governance and Nominating Committee, a potential candidate nominated by a stockholder is treated like any other potential candidate during the review process by the Corporate Governance and Nominating Committee.
Director Attendance at Annual Meetings
Although we do not have a formal policy regarding attendance by members of our Board at our annual meeting, we encourage all of our directors to attend. Dr. Ji attended our 2018 Annual Meeting of Stockholders.
Communications with our Board of Directors
Stockholders seeking to communicate with our Board should submit their written comments to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The Company’s Secretary will forward such communications to each member of our Board; provided that, if in the opinion of the Company’s Secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
In addition, stockholders may contact the Lead Independent Director or the independent directors as a group by submitting their written comments to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The Corporate Secretary will forward such communications to the Lead Independent Director, who will review and distribute, if addressed to the independent directors, such communications to the independent directors as a group; provided that, if in the opinion of the Lead Independent Director it would be inappropriate to send a particular communication to a specific independent director, such communication will only be sent to the remaining independent directors (subject to the remaining independent directors concurring with such opinion).

Security Holder Nominations
The Board does not have a formal policy regarding the consideration of director candidates recommended by our security holders. However, the Board would consider such recommendations. The Board does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a security holder. Security holders who wish to make such a recommendation should send the recommendation to the attention of the Company’s Secretary at Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. The letter must identify the author as a stockholder, provide a brief summary of the candidate’s qualifications and history and be accompanied by evidence of the sender’s stock ownership, as well as consent by the candidate to serve as a director if elected. Following verification of the stockholder status of persons proposing candidates by the Company’s Secretary, director candidate recommendations will be forwarded to the Corporate Governance and Nominating Committee for further review. If the Corporate Governance and Nominating Committee believes that the candidate fits the profile of a director nominee as described above, the recommendation will be shared with the entire Board.
Nominations must be submitted, as outlined above, and received by the Company’s Secretary, by no later than April 16, 2020, to be includable in the Company’s proxy statement and related proxy for the 2020 Annual Meeting. However, if the date of the 2020 Annual Meeting is convened more than 30 days before, or delayed by more than 30 days after, September 20, 2020, to be considered for inclusion in proxy materials for the 2020 Annual Meeting, a nomination must be submitted, as outline above, a reasonable time before we begin to print and send our proxy materials for the 2020 Annual Meeting. Please review our Amended and Restated Bylaws, which contain additional requirements regarding advance notice of stockholder proposals, including nominations. You may view our Amended and Restated Bylaws by visiting the SEC’s website at www.sec.gov.

Vote Required; Recommendation of the Board of Directors
If a quorum is present and voting at the Annual Meeting, the six nominees receiving the highest number of votes will be elected to our Board. Votes withheld from any nominee and broker non-votes will be counted only for purposes of determining a quorum. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF HENRY JI, PH.D., DORMAN FOLLOWWILL, KIM D. JANDA, PH.D., DAVID LEMUS, JAISIM SHAH AND YUE ALEXANDER WU, PH.D. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte will be present at the Annual Meeting. The representatives of Deloitte will be able to make a statement at the Annual Meeting if they wish and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by Delaware law, our Certificate of Incorporation or our Amended and Restated Bylaws. However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accounting Firm’s Fees
The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2018 and December 31, 2017 by Deloitte & Touche LLP, our independent registered public accounting firm for such period. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31
	2018	2017
Audit Fees (1)	$2,213,739	$1,394,391	(1)
Audit-Related Fees	—	—
Tax Fees (2)	827,152	409,971	(2)
All Other Fees	—	—
Total Fees	$3,040,891	$1,804,362

(1)
Audit fees consisted of fees for services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and the audit of internal control over financial reporting. Audit fees also consisted of services provided in connection with issuances of consents included in registration statements, standalone audits, consultation on accounting matters, and SEC registration statement services.

(2)	Tax services consisted of fees for tax consultation and tax compliance services.
Audit Committee’s Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent registered public accounting firm are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.
The Audit Committee has determined that the rendering of services by Deloitte other than audit services is compatible with maintaining the principal accounting firm’s independence.
Vote Required; Recommendation of the Board of Directors
The affirmative vote of a majority of the votes cast at the Annual Meeting will be required to ratify the selection of Deloitte. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved as abstentions are not considered votes cast under Delaware law. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, it is unlikely that any broker non-votes will result from this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019. PROXIES SOLICITED BY OUR BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS.
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The following is the Audit Committee’s report submitted to the Board for fiscal year 2018.
The Audit Committee has:

•	reviewed and discussed our audited consolidated financial statements with management and Deloitte & Touche LLP, the independent registered public accounting firm;

•
discussed with Deloitte & Touche LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board; and

•
received from Deloitte & Touche LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Deloitte & Touche LLP.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.
Audit Committee
Mr. David Lemus
Mr. Dorman Followwill
Dr. Yue Alexander Wu
The foregoing Audit Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Audit Committee Report shall not be incorporated by reference into any such filings.
PROPOSAL 3:
APPROVAL OF THE SORRENTO THERAPEUTICS, INC. 2019 STOCK INCENTIVE PLAN
On August 13, 2019, on the recommendation of the Compensation Committee, our Board approved the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan (the “2019 Plan”), subject to approval by our stockholders at the Annual Meeting. The 2019 Plan will replace and supersede our Amended and Restated 2009 Stock Incentive Plan (the “2009 Plan”). If approved by our stockholders, the 2019 Plan will become effective as of the date of the Annual Meeting, the maximum number of shares reserved for issuance under the 2019 Plan will be 10,000,000 and no awards will be granted under the 2009 Plan thereafter. Whether or not the 2019 Stock Plan is approved by our stockholders at the Annual Meeting, the 2009 Plan will expire in October 2019, although the 2009 Plan will continue to govern awards previously granted under it.
The Board believes that the future success of the Company depends on our ability to attract and retain the best available employees and that the ability to grant equity awards is a necessary and powerful recruiting and retention tool for the Company. The Company’s personnel are our most valuable assets. We believe that equity awards motivate high levels of performance, align the interests of our personnel and stockholders by giving our personnel an opportunity to hold an ownership stake in the Company, and provide an effective means of recognizing their contributions to the success of the Company.
As of June 30, 2019, 5,796,056 shares remain available for issuance under the 2009 Plan and 12,392,276 shares were subject to outstanding option awards. As of June 30, 2019, the weighted average exercise price of the outstanding options was $4.70 and the weighted average remaining term of the outstanding options was 8.4 years. If our stockholders do not approve the 2019 Plan, the 2019 Plan will not become effective. In that case, although the 2009 Plan will continue to be administered in its current form, it will expire in October 2019 and, after that time, we would not be able to continue to utilize equity incentives, other than limited inducement plans or grants that may be awarded without stockholder consent in compliance with Nasdaq rules. Competition for qualified personnel in our industry is significant. As competition for senior management, employees and consultants intensifies, we may not be able to retain our personnel without an equity-based incentive compensation plan. Further, if the current market competition for qualified personnel requires us to retain our senior management, employees and consultants through alternative compensation arrangements, such as additional cash bonuses or increased salaries, our financial condition and results of operations would be adversely affected.
Why Our Board Recommends That You Vote in Favor of Proposal 3
Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation
Our equity incentive plan is critical to our long-term goal of building stockholder value. As discussed in the “Executive Compensation” and “Director Compensation” sections of this proxy statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our Board and its Compensation Committee believe that our ability to grant equity incentive awards to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability.
Our equity incentive program is broad-based. As of June 30, 2019, approximately 295 of our employees had received grants of equity awards, all five of our non-employee directors had received grants of equity awards and approximately 8 of our approximately 30 consultants had received grants of equity awards. As of June 30, 2019, there were approximately 346 employees, five non-employee directors and approximately 30 consultants eligible to participate in the 2009 Plan. As of June 30, 2019, there were also approximately five non-employees to whom an offer of employment had been extended by the Company or an affiliate, all of whom would be eligible to participate in the 2009 Plan with respect to awards granted prior to the 2009 Plan’s expiration. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

The 10,000,000 shares of common stock newly reserved for issuance under the 2019 Plan, together with shares currently available (and any shares that come back to the share reserve under the 2019 Plan in the event of expiration, forfeiture or cancellation of awards granted under the 2019 Plan), are expected to provide us with sufficient shares to cover the awards to be granted over the next year, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our recent historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. If the 2019 Plan is approved, the share reserve under the 2019 Plan could last for a longer or shorter period of time, depending upon our future equity grant practices, which we cannot predict with any degree of certainty at this time. As discussed in further detail below, in determining the share reserve for the 2019 Plan, the Compensation Committee and the Board took into account, among other things, our stock price and volatility, share usage, burn rate and dilution (or “overhang percentage”), and the existing terms of our outstanding awards.
The following table shows certain key equity metrics over the past three fiscal years:

Key Equity Metrics	2018	2017	2016
Equity burn rate(1)	4.5%	4.3%	2.0
Overhang(2)	15%	3%	11%
__________________

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2)
Overhang is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

•	If the 2019 Plan is approved, the issuance of the shares reserved under the 2019 Plan would increase the total potential dilution to 16.8%.

•	As described in the table above, the total aggregate equity value of the shares authorized under the 2019 Plan, based on the closing price of our common stock on August 12, 2019, is $20,500,000.

In light of the factors described above, and the fact that the ability to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the Board has determined that the 10,000,000 share reserve under the 2019 Plan is reasonable and appropriate at this time.
Each year, the Compensation Committee and our management review our overall compensation strategy. We are committed to effectively managing our equity compensation and we carefully review our burn rate. As evident by our historical burn rate, we achieve burn rates within the limits published by independent shareholder advisory groups, such as Institutional Shareholder Services for biotechnology companies.
Key Features of the 2019 Plan
The proposed 2019 Plan is substantially consistent with the 2009 Plan and continues to include provisions designed to protect our stockholders’ interests, including:

•	Administrator Independence. The Compensation Committee, comprised solely of independent non-employee directors, administers the 2019 Plan.

•
No “Evergreen” Provision. The 2019 Plan does not include an “evergreen” provision that increases the number of shares available for issuance each year. The 2019 Plan authorizes a fixed number of shares, so that stockholder approval is required to increase the maximum number of shares that may be issued subject to awards under the 2019 Plan.

•	Minimum vesting. The 2019 Plan provides for a one year minimum vesting requirement for all awards granted under the 2019 Plan.

•
Continued broad-based eligibility for equity awards. We grant equity awards to a significant number of employees, which are subject to time-based vesting, generally over a four-year period. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.

•
No discount stock options or share appreciation rights. All stock options and share appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or share appreciation right is granted.

•
Awards subject to clawback. All awards are subject to the provisions of any claw-back policy implemented by us, including, without limitation, any claw-back policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

•
Repricing is not allowed. The 2019 Plan prohibits the repricing of stock options and share appreciation rights without prior stockholder approval. In addition, cash buyouts of underwater options and share appreciation rights are prohibited without prior stockholder approval.

•
Limitation on Awards. The 2019 Plan includes maximum numbers of shares and dollar amounts subject to awards that could be granted in a calendar year to any non-employee director and any other individual.

•	No dividends on awards. No dividends will be paid on awards under the 2019 Plan unless and until such awards vest.

•
Termination, Rescission and Recapture of Awards. The 2019 Plan permits us to terminate, rescind and/or recapture awards granted under the 2019 Plan upon the occurrence of certain events such as conduct by a participant that is contrary to our long-term interests.

•
Negative Discretion. The 2019 Plan permits the Compensation Committee to use negative discretion to reduce, but not to increase, the amount of a performance award otherwise payable to a participant under the 2019 Plan.

•	No Tax Gross-Ups. The 2019 Plan does not provide for, or authorize, any tax gross-ups.

•
Limited Transferability. Generally, a participant may not transfer an award granted under the 2019 Plan other than by will, the laws of descent and distribution or, with respect to NSOs (as defined below), pursuant to a domestic relations order. Award agreements may also allow for other limited transfers, such as to immediate family members or by gift to charitable institutions.

Description of the 2019 Plan
The following is a summary of the material features of the 2019 Plan which does not purport to be complete and is qualified in its entirety by reference to the full text of the 2019 Plan, as amended, a copy of which is included as Exhibit A to this proxy statement.

Awards. The 2019 Plan provides for the grant of the following awards:

•	Incentive Stock Options (“ISO”), which may be granted solely to our employees, including our executive officers; and

•
Non-Incentive Stock Options (“NSO”), share appreciation rights, restricted share awards, unrestricted share awards, restricted share unit awards, dividend equivalents, and performance awards, which may be granted to our directors, consultants or employees, including our executive officers.

Purpose. The purpose of the 2019 Plan is to provide incentive and awards to certain of our employees, directors, consultants and advisors.
Administration. The 2019 Plan is administered by the Board or the Compensation Committee, provided that the Board may not act in lieu of the Compensation Committee on certain matters. In this Proposal 3, the Board and the Compensation Committee are collectively referred to as the “Administrator.” Subject to the terms and conditions of the 2019 Plan, the Administrator is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify dates at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2019 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2019 Plan. Acceptable forms of consideration for the purchase of our common stock issued under the 2019 Plan will be determined by the Administrator and may include cash, surrender of common stock subject to the option being exercised, common stock previously owned by the participant, payment through a cashless exercise program or any combination of the foregoing. In addition, the Compensation Committee may delegate its authority under the 2019 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited where necessary to meet requirements under Rule 16b-3 under the Exchange Act or Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Neither we nor the Administrator may reprice any stock option or share appreciation right granted under the 2019 Plan without first obtaining the approval of the Company’s stockholders. The Administrator may delegate authority to our officers, directors or greater than ten percent stockholders who are required to file reports pursuant to the Section 16 of the Exchange Act (“Reporting Persons”) to grant Awards to non-Reporting Persons.
Share Reserve. The 2019 Plan authorizes an aggregate of 10,000,000 shares of our common stock.
Shares of our common stock subject to options and other stock awards that have expired, are forfeited, are cancelled, become unexercisable or are settled for cash (in whole or in part) and Shares that are for any other reason not paid or delivered under the 2019 Plan will again become available for grant under the 2019 Plan. Shares of our common stock issued under the 2019 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise. If any shares of our common stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to participants shall again become available for grant under the 2019 Plan. In addition, if the exercise of any stock award is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered shall become available for grant under the 2019 Plan. Any shares subject to options and other stock awards that have expired, are forfeited, are cancelled, become unexercisable or are settled for cash (in whole or in part), and Shares that are for any other reason not paid or delivered under the 2009 Plan, will not be added to the share reserve under the 2019 Plan and will not become available for grant under the 2019 Plan.

Limitation on Awards. The maximum number of shares that may be subject to awards granted under the 2019 Plan to any individual other than a non-employee director in any calendar year may not exceed 4,000,000 shares of our common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions). The maximum number of shares that may be subject to awards granted under the 2019 Plan to any non-employee director in any calendar year may not exceed 250,000 shares of our common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions). No individual may be granted, during any calendar year, awards initially payable in cash that could result in such individual receiving cash payments exceeding $5,000,000 pursuant to such awards.
Stock Options. Stock options will be granted pursuant to stock option agreements. The exercise price for stock options cannot be less than 100% of the fair market value of our common stock on the date of grant. In general, the term of stock options granted under the 2019 Plan may not exceed ten years. Unless the terms of a participant’s stock option agreement provide for earlier or later termination, if a participant’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the participant may exercise any vested options for up to 3 months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability, the participant may exercise any vested options for up to one year after the date the service relationship ends. If a participant’s service relationship with us, or any of our affiliates, ceases due to death, or the participant dies within 30 days following the date the service relationship ends other than for cause, the participant’s beneficiary may exercise any vested options for up to one year following the date of death. If a participant’s relationship with us, or any of our affiliates, ceases due to termination for cause, the option will terminate at the time the participant’s relationship with us, or any of our affiliates, terminates. In no event may an option be exercised after its expiration date.
Incentive stock options may be granted only to our employees, including executive officers and including employees of our subsidiaries. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our equity plans may not exceed $100,000. The options or portions of options that exceed this limit are automatically treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the total combined voting power of the Company or any of its affiliates unless the following conditions are satisfied:
•the option exercise price is at least 110% of the fair market value of our common stock on the date of grant; and

•the term of the ISO does not exceed five years from the date of grant.

Share Appreciation Rights. Share appreciation rights will be granted through a share appreciation rights agreement. Each share appreciation right is denominated in common stock equivalents. The exercise price of each share appreciation right will be determined by the Administrator at the time of grant and will not be less than 100% of the fair market value of our common stock underlying the right. In general, the term of a share appreciation right may not exceed ten years. Upon exercise of a share appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the aggregate exercise price determined by the Administrator on the date of grant. Share appreciation rights will be paid either in cash, in shares of our common stock or partly in cash and partly in shares. The Administrator may also impose any restrictions or conditions upon the vesting of share appreciation rights that it deems appropriate. A recipient’s share appreciation rights agreement shall specify the terms upon which the recipient may exercise a share appreciation right in the event the recipient’s relationship with us, or any of our affiliates, ceases for any reason. Absent this disclosure, a share appreciation right shall be governed by the same post-termination provisions applicable to options granted under the 2019 Plan, as discussed above. Share appreciation rights carry no voting or dividend rights or other rights associated with stock ownership.
Restricted and Unrestricted Share Awards. Restricted share awards will be granted pursuant to restricted share award agreements. A restricted share award may be issued for nominal or no cost. Participants receiving a restricted share award generally will have all of the rights of a stockholder with respect to such stock, including rights to vote the shares; however, in no event shall Participants holding restricted shares be entitled to receive dividends, payments or other distributions paid with respect to restricted shares prior to the time the restricted shares are vested. Shares of our common stock acquired under a restricted share award will be subject to forfeiture to us in accordance with vesting conditions based upon a schedule or performance criteria established by the Administrator. Generally, except as otherwise provided in the applicable restricted share award agreement, restricted share awards that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason. We will return the purchase price for a forfeited restricted share award only if set forth in the participant’s restricted share award agreement.
Unrestricted share awards are similar to restricted share awards, provided that shares of our common stock acquired under an unrestricted share award will be fully vested on the date of grant.
Restricted Share Unit Awards. Restricted share unit awards will be granted pursuant to restricted share unit award agreements. Restricted share units are denominated in common stock equivalents. They are typically awarded to participants without payment of consideration, but are subject to vesting conditions based upon a schedule or performance criteria established by the Administrator. Unlike restricted stock, the stock underlying restricted share units will not be issued until the stock units have vested. Prior to settlement, restricted share unit awards carry no voting or dividend rights or other rights associated with stock ownership, unless otherwise provided in a participant’s restricted share unit award agreement; however, in no event shall Participants holding restricted share units be entitled to receive dividends, payments or other distributions paid with respect to shares underlying the restricted share units prior to the time the restricted share units are vested. Except as otherwise provided in the applicable restricted share unit award agreement, restricted share units that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason.
Performance Awards. Performance awards may be granted, vest or be exercised based upon the attainment of certain performance goals during a certain period of time. Performance awards may be paid in the form of cash or shares of our common stock or a combination of cash and shares. The value of performance awards may be linked to the satisfaction of performance criteria established by the Administrator.

In granting a performance award, any of the performance criteria may be measured with respect to the Company, or any subsidiary or business unit, either in absolute terms, terms of growth or as compared to any incremental increase or decrease or as compared to results of a peer group(s) or to market performance indicators or indices. The Compensation Committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for such awards. With regard to a particular performance period, the Compensation Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period.
Except as provided by the Compensation Committee at the time of grant, the achievement of each performance goal will be determined in accordance with applicable accounting standards. The Compensation Committee may provide that one or more objectively determinable adjustments will be made for purposes of determining the achievement of one or more of the performance goals established for an award. Any such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the performance period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the performance period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments; items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.
As described below in “Federal Income Tax Consequences Associated with the 2019 Plan,” the exception from the Section 162(m) $1.0 million deduction limit for qualified “performance-based” compensation paid to certain covered executive officers has been repealed, effective for taxable years beginning after December 31, 2017. Consequently, performance awards granted under the 2019 Plan will be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid to a covered employee imposed by Section 162(m) of the Code.
Transferability of Awards. Generally, a participant may not transfer an award granted under the 2019 Plan other than by will or the laws of descent and distribution. However, a participant may transfer an NSO pursuant to a domestic relations order. In addition, if provided in an award agreement, NSOs, share appreciation rights settled in shares, restricted share awards and performance awards granted under the 2019 Plan may be transferred by instrument to the participant’s immediate family or an inter vivos or testamentary trust or by gift to charitable institutions.
Changes to Capital Structure. In the event there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split, stock dividend, combination, recapitalization or reclassification, the number of shares reserved under the 2019 Plan, the maximum number of Shares with respect to one or more stock awards that may be granted to persons during any calendar year and the number of shares and exercise price, if applicable, of all outstanding stock awards will be appropriately adjusted.
Change in Control. In the event of a change in control of the Company, the Administrator may take one or more of the following actions without the consent of any 2019 Plan participant or stockholder of the Company:

•	arrange for the 2019 Plan and all outstanding stock awards under the 2019 Plan to be assumed, continued or substituted for by the entity surviving the change in control, or its parent or subsidiary;

•	accelerate in part or in full the vesting provisions of stock awards held by participants;

•	arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction and cancellation of outstanding awards;

•
accelerate in part or in full to a date prior to the effective time of such change in control as the Administrator shall determine (or, if the Administrator shall not determine such a date, to the date that is four days prior to the effective time of the change in control) the vesting of awards so that awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an award shall lapse as to the Shares subject to such repurchase right; or

•	generally make such other modifications, adjustments or amendments to outstanding awards or the 2019 Plan as the Administrator deems necessary or appropriate.

In the event that an award outstanding under the 2019 Plan is not exercised in full prior to consummation of a change in control in which the award is not being assumed, continued or substituted for, the award shall automatically terminate as of immediately prior to the consummation of the transaction. In addition, the 2019 Plan provides that in the event a participant is involuntarily terminated in connection with, or within 12 months after, a change in control of the Company, each of the participant’s stock awards outstanding under the 2019 Plan that are assumed, continued or substituted for by a surviving entity in connection with the change in control will become fully vested, and any repurchase right with respect to the award will lapse in its entirety unless the applicable award agreement provides for a more restrictive acceleration of the vesting schedule or more restrictive limitations on the lapse of repurchase rights.
Involuntary termination means a participant is terminated under the following circumstances occurring in connection with, or within 12 months following consummation of, a change in control: (i) termination without cause by the Company or an affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the participant within 60 days following (A) a material reduction in the participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the participant’s work site to a facility or location more than 50 miles from the participant’s principal work site as of immediately prior to the change in control; or (C) a material reduction in Participant’s total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated employees, directors or consultants.

A change in control generally includes:

•	a merger or consolidation of the Company after which the Company’s stockholders as of immediately prior to the merger or consolidation own 50% or less of the voting power of the surviving entity;

•	a sale, transfer or disposition of all or substantially all of the Company’s assets;

•	a complete liquidation or dissolution of the Company; or

•	an acquisition of 50% or more of the Company’s outstanding stock by any person or group.

Plan Amendments; No Repricing without Stockholder Approval. The Board will have the authority to amend or terminate the 2019 Plan. However, no amendment or termination of the 2019 Plan can adversely affect any rights under outstanding awards unless agreed to in writing by the affected participant. We will obtain stockholder approval of any amendments to the 2019 Plan as required by applicable law. Neither the Company nor the Administrator shall, without stockholder approval, allow for a repricing of options. In addition, the 2109 Plan prohibits the cash buyout of underwater options and share appreciation rights without prior stockholder approval.
Term. The 2019 Plan will terminate on August 13, 2029.
Federal Income Tax Consequences Associated with the 2019 Plan
The following is a general summary under current law of the material federal income tax consequences to participants in the 2019 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.
Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted an NSO under the 2019 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess of the fair market value of a common share over the option exercise price on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.
Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (a) two years after the date of grant of the option or (b) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the excess of the fair market value of a common share over the option exercise price on the date of the option’s exercise will be taxed at ordinary income rates (or, if less, the gain on the sale), and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered an item of adjustment for alternative minimum tax purposes.
An ISO exercised more than three months after an optionee terminates employment, for reasons other than death or disability, will be taxed as an NSO, and the optionee will recognize ordinary income on the exercise. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Restricted Stock. An individual to whom restricted stock is issued generally will not recognize taxable income upon such issuance, and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price of such shares, and we will be entitled to a deduction for the same amount.
Share appreciation rights. A participant will not be taxed upon the grant of a share appreciation right. Upon the exercise of the share appreciation right, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the stock received upon exercise. At the time of exercise, we will be eligible for a tax deduction as a compensation expense equal to the amount that the participant recognizes as ordinary income.
Other Stock Awards and Performance Awards. The participant will have ordinary income upon receipt of stock or cash payable under performance awards, dividend equivalents, restricted share units and stock payments. We will be eligible for a tax deduction as a compensation expense equal to the amount of ordinary income recognized by the participant.
Section 162(m) of the Code. Prior to 2018, IRC Section 162(m) generally limited to $1.0 million the amount of non-performance-based remuneration the Company could deduct in any calendar year for certain executive officers. In our 2009 Plan, we structured our performance awards with the intention of meeting the exception to this limitation for “performance-based” compensation, as defined in IRC Section 162(m), so that these amounts could be fully deductible for income tax purposes. Effective January 1, 2018, the exemption from the Section 162(m) deduction limit for performance-based compensation was repealed, such that compensation paid to our covered officers in excess of $1.0 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. For grants under the 2019 Plan, we will not be able to take a deduction for any compensation in excess of $1 million that is paid to a covered officer.
Internal Revenue Code Section 409A Requirements. Certain awards under the 2019 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the 2019 Plan will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the 2019 Plan, the 2019 Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the 2019 Plan, the Administrator has the discretion to grant or to unilaterally modify any award issued under the 2019 Plan in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The Administrator also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2019 Plan and all awards issued under the 2019 Plan.

New Plan Benefits and Options Granted Under the Existing Plan
The number of awards that a participant may receive under the 2019 Plan is in the discretion of the Administrator and therefore cannot be determined in advance. For illustrative purposes only, the following table sets forth (i) the aggregate number of shares subject to options granted under the 2009 Plan during the last fiscal year to our named executive officers, to all current executive officers, as a group, to all directors who are not executive officers, as a group, and to all employees who are not executive officers, as a group (even if not currently outstanding) and (ii) the weighted-average per share exercise price of such options.

Name of Individual or Group and Position (1)	Number of Shares Subject to Options	Weighted-Average Per Share Exercise Price ($)
Dr. Henry Ji, Chairman of the Board Chief Executive Officer and President	750,000	7.20
Jiong Shao, Executive Vice President and Chief Financial Officer	600,000	7.05
Jerome Zeldis, M.D., Ph.D., Chief Medical Officer and President of Clinical Development	100,000	3.57
All current executive officers, as a group (2 persons)	1,350,000	7.13
All current directors who are not executive officers, as a group (5 persons)	175,000	3.57
All employees who are not executive officers, as a group	3,312,800	4.48
______________________
(1) Mr. Ferrigno and Mr. Ng were not granted any plan-based awards pursuant to the 2009 Plan in Fiscal Year 2018 and therefore are not included in this table.

Equity Compensation Plan Information
The following table sets forth additional information with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of December 31, 2018. The information includes the number of shares covered by, and the weighted-average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	10,523,075	$4.91	7,801,331 (2)
Equity compensation plans not approved by security holders(3)	3,200	1.12	—
Total	10,526,275	N/A	7,801,331
______________________

(1)	Comprised of the 2009 Plan.

(2)
Comprised solely of shares subject to awards available for future issuance under the 2009 Plan. In June 2014, our stockholders approved, among other items, the amendment and restatement of the 2009 Plan to increase the number of shares of common stock authorized to be issued pursuant to the 2009 Plan to 3,760,000. In June 2016, our stockholders approved, among other items, another amendment and restatement of the 2009 Plan to increase the number of shares of common stock authorized to be issued pursuant to the 2009 Plan to 6,260,000. In July 2017, our stockholders approved, among other items, another amendment and restatement of the 2009 Plan to increase the number of shares of common stock authorized to be issued pursuant to the 2009 Plan to 11,260,000. In July 2018, our stockholders approved, among other items, another amendment and restatement of the 2009 Plan to increase the number of shares of common stock authorized to be issued pursuant to the 2009 Plan to 18,860,000. Such shares of common stock are reserved for issuance to our employees, non-employee directors and consultants. As of December 31, 2018, 18,860,000 shares were authorized under the 2009 Plan, with 7,801,301 shares remaining available for awards for future issuance under the 2009 Plan.

(3)	Comprised solely of shares issued to non-employee directors prior to our adoption of the 2009 Plan.

Vote Required; Recommendation of the Board of Directors
The affirmative vote of a majority of votes cast will be required to approve the 2019 Plan. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 3 has been approved as abstentions are not considered votes cast under Delaware law. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE SORRENTO THERAPEUTICS, INC. 2019 STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.

PROPOSAL 4:
ADVISORY VOTE ON COMPENSATION OF DR. HENRY JI AS EXECUTIVE CHAIRPERSON OF SCILEX HOLDING COMPANY
General
Our Board is asking our stockholders to approve the following compensation to be paid by Scilex Holding Company, our majority-owned subsidiary (“Scilex Holding”), to Henry Ji, Ph.D., our President, Chief Executive Officer and Chairman of our Board, in connection with his role as the Executive Chairperson of Scilex Holding (Items 1 through 3 below are referred to collectively in this proxy statement as the “Executive Chairperson Compensation”):

1.	an initial base salary of $139,250;

2.	an initial target bonus opportunity of $82,157.50 (59% of the initial base salary); and

3.
the grant of a stock option to purchase 3,016,652 shares of common stock of Scilex Holding (“Scilex Common Stock”) with an exercise price equal to $1.16 per share of Scilex Common Stock (the “Ji Scilex Option”) (see “Background of and Rationale for Executive Chairperson Compensation -Ji Scilex Option” for additional information regarding the Ji Scilex Option).

Dr. Ji has agreed to forego and relinquish his right to receive any of the Executive Chairperson Compensation in the event our stockholders do not approve such compensation at the Annual Meeting.
The primary objective of compensating Dr. Ji for his role as the Executive Chairperson is to facilitate the growth of Scilex Holding, which our Board and the board of directors of Scilex Holding (the “Scilex Holding Board”) believe will create significant value for Scilex Holding stockholders, which will in turn benefit our stockholders as we currently hold approximately 58% of the outstanding capital stock of Scilex Holding. While our Board recognizes that Dr. Ji’s employment agreement with us permits it to require Dr. Ji to provide services to our subsidiaries without additional compensation, our Board nonetheless recommends that our stockholders approve the Executive Chairperson Compensation for the following primary reasons:

•
The Executive Chairperson Compensation provides Dr. Ji with additional incentives and further aligns his interests with Scilex Holding’s long-term strategic direction, reducing the possibility of business decisions at the subsidiary level that favor short-term results at the expense of long-term value creation;

•
The Executive Chairperson Compensation strengthens our oversight of a major subsidiary and supports its management of the assets of Semnur Pharmaceuticals, Inc. (“Semnur”) under Scilex Holding following the merger that was completed in March 2019; and

•	The incentive compensation opportunities provided to Dr. Ji (the bonus opportunity and stock option) will promote his continued focus on Scilex Holding’s growth, sustainability and profitability.

Role and Responsibilities of the Scilex Holding Executive Chairperson
In determining the amount and form of compensation to be paid to Dr. Ji for his role as the Executive Chairperson of Scilex Holding, the Scilex Holding Board determined that the principal role of the Executive Chairperson of the Scilex Holding Board is to ensure that the Scilex Holding Board and its various committees operate effectively and efficiently over the next several years. Specifically, the Scilex Holding Board has determined that, as its Executive Chairperson, Dr. Ji shall be specifically responsible for the following:
Board Governance

•	Ensuring that the decisions of the Scilex Holding Board are fully implemented.

•	Establishing the agenda for Scilex Holding Board meetings in conjunction with the Chief Executive Officer of Scilex Holding (the “CEO”).

•	Ensuring the proper and timely flow of information to the Scilex Holding Board sufficiently in advance of Scilex Holding Board meetings and actions.

•	Ensuring the allocation of sufficient time during Scilex Holding Board meetings for effective discussion of agenda items and key issues and concerns.

•	Ensuring that the independent directors of the Scilex Holding Board meet in separate, regularly-scheduled, executive sessions.

•	Ensuring that the Scilex Holding Board meets with internal personnel and outside advisors, as needed or appropriate.

•
Working with the CEO and the Scilex Holding Board to ensure that there is an effective succession plan in place for the CEO position and, as appropriate, the other senior management positions of Scilex Holding.

Board / Management Relationships

•
Ensuring that the boundaries between the Scilex Holding Board and management responsibilities are clearly understood and respected and that the relationship between the Scilex Holding Board and management is conducted in a professional and constructive manner.

•	Ensuring a constructive dialogue between executive and non-executive directors.

•	Working with the CEO to ensure management strategies, plans and performance are appropriately presented and represented to the Scilex Holding Board.

Leadership

•	Serving as an advisor and resource to the CEO.

•	Providing advice, counsel and mentorship to the chairs of the Scilex Holding Board's committees and the other directors.

•	Representing Scilex Holding, in conjunction with the CEO, before its stakeholders, including stockholders and employees, the investment community, the industry and the public.

Strategic Initiatives

•	Working with the Scilex Holding Board and the CEO to develop the strategy for Scilex Holding’s future growth.

•
Working with the CEO and other members of the senior management team to identify opportunities for value-enhancing strategic initiatives, including acquisitions, dispositions, joint ventures, collaborations, licenses and strategically important relationships.

•	Leading or co-leading the development and maintenance of Scilex Holding’s relationships with current and future strategic partners and investors.

•	Carrying out other duties as requested by the Scilex Holding Board.

Board Training and Performance Evaluations

•	Supporting the orientation of new directors and the continuing education of directors.

•
Ensuring that the evaluation of the performance of the Scilex Holding Board considers the balance of skills, experience, independence and knowledge of Scilex Holding and other factors relevant to its effectiveness.

•	Establishing other procedures as determined to be necessary or appropriate to govern the effective and efficient conduct of the Scilex Holding Board’s work.

Background of and Rationale for Executive Chairperson Compensation
On November 8, 2016, Sorrento entered into a Stock Purchase Agreement with Scilex Pharmaceuticals Inc. (“Scilex Pharma”) and a majority of the stockholders of Scilex Pharma, pursuant to which we acquired approximately 72% of the outstanding capital stock of Scilex Pharma. Prior to the acquisition transaction, Dr. Ji held approximately 6.5% of Scilex Pharma’s total outstanding capital stock. As part of the acquisition transaction, Dr. Ji sold all of his shares of the capital stock of Scilex Pharma to Sorrento on the same terms as the other Scilex Pharma stockholders.
On March 18, 2019, Scilex Holding entered into a Contribution and Loan Agreement with the holders of the outstanding shares of capital stock of Scilex Pharma pursuant to which Scilex Holding acquired 100% of the outstanding shares of capital stock of Scilex Pharma in exchange for shares of Scilex Common Stock. On March 18, 2019, we and Scilex Holding entered into an Agreement and Plan of Merger with Semnur Pharmaceuticals, Inc. (“Semnur”). Following the closing of the merger, Semnur became a wholly owned subsidiary of Scilex Holding and Sorrento owns approximately 58% of Scilex Holding’s issued and outstanding capital stock.
Prior to the acquisition, Mr. Shah, a member of our Board, was Semnur’s Chief Executive Officer, a member of its board of directors and a stockholder of Semnur. Mr. Shah continues to serve as Semnur’s Chief Executive Officer and President and is also the Chief Executive Officer of Scilex Holding. Please refer to the “Certain Relationships and Related Party Transactions” section of this proxy statement for additional information regarding the Semnur and Scilex Pharma acquisition transactions.
Taking into account the strategic goals of Scilex Holding, the Compensation Committee of the Scilex Holding Board (the “Scilex Compensation Committee”) engaged in extensive discussions regarding the potential compensation for Dr. Ji. Throughout this process, the Scilex Compensation Committee retained the services of Compensia, Inc. (“Compensia”) as its independent compensation consultant. At the direction of the Scilex Compensation Committee, Compensia evaluated Scilex Holding’s executive compensation program against private and public company market data with two primary goals in mind: (i) to assess the current competitiveness of Scilex Holding’s executive compensation program, and (ii) to provide a path for the transition to a market competitive public company executive compensation program.

Compensia also analyzed market data of 18 comparable companies that disclosed compensation arrangements for both a Chief Executive Officer and an Executive Chairperson in the life sciences industry. The analysis of this data found that Executive Chair compensation was generally set at 50% to 75% of the target total direct compensation of the Chief Executive Officer. In addition, the amount of the target annual bonus opportunity depended on the role and responsibilities of the Executive Chairperson and the incumbent’s ability to impact company results. Finally, the size of any additional equity award depended on the length of the transition period for which the incumbent had agreed to serve as Executive Chair.

On June 6, 2019, after considering the significant roles and responsibilities that the Scilex Holding Executive Chairperson would be required to perform as described in “-Roles and Responsibilities of the Scilex Holding Executive Chairperson” above (such role and responsibilities, the “Executive Chairperson Duties”) and the Compensia analysis, the Scilex Holding Board, upon the recommendation of the Scilex Holding Compensation Committee, approved Dr. Ji’s Executive Chairperson Compensation with a goal of guiding Scilex Holding through its transition and growth, streamlining the operations of the combined entities following the merger, and maximizing stockholder value. As described above, the Executive Chairperson Compensation is comprised of three elements: (1) an annual base salary, (2) a target annual bonus opportunity, and (3) the Ji Scilex Option, each of which are described in more detail below.
Initial Annual Base Salary
Based on its review of the Compensia analysis and the Executive Chairperson Duties, the Scilex Holding Board set Dr. Ji’s initial annual base salary at $139,250, or 25% of the base salary of Scilex Holding’s Chief Executive Officer, Mr. Shah. If the Executive Chairperson Compensation is not approved by our stockholders at the Annual Meeting, Dr. Ji will not be eligible to receive any base salary for his role as the Executive Chairperson of Scilex Holding for so long as Scilex Holding is a subsidiary of Sorrento, and he will be required to forfeit all amounts paid to him in connection therewith.
Target Annual Bonus Opportunity
Based on its review of the Compensia analysis and the Executive Chairperson Duties, and to align the performance objectives of Dr. Ji with the responsibilities of Mr. Shah, the Scilex Holding Board set the same target annual bonus opportunity for Dr. Ji of 59% of his base salary. Assuming achievement of 100% of the Scilex Holding corporate goals for 2019, Dr. Ji would be entitled to receive a cash bonus of $82,157.50, resulting in target total cash compensation (base salary and target annual bonus) of $221,407.50. If the Executive Chairperson Compensation is not approved by our stockholders at the Annual Meeting, Dr. Ji will not be eligible to receive, and he will forfeit the right to receive, any bonus amounts for his role as the Executive Chairperson of Scilex Holding for so long as Scilex Holding is a subsidiary of Sorrento.

Ji Scilex Option
Effective June 6, 2019, Scilex Holding granted to Dr. Ji a stock option to purchase 3,016,652 shares of Scilex Common Stock with an exercise price equal to $1.16 per share of Scilex Common Stock, whereby 25% of the shares of Scilex Common Stock subject to the Ji Scilex Option shall vest on March 18, 2020, and 1/48th of the total amount of the shares of Scilex Common Stock subject to the Ji Scilex Option shall vest each month thereafter, subject to Dr. Ji providing Continuous Service (as defined in the Scilex Holding 2019 Stock Option Plan) on each such vesting date, inclusive. In determining the number of shares subject to the Ji Scilex Option, the Scilex Holding Board set the number of shares at 25% of the total number of shares subject to the option granted to Mr. Shah in his capacity as Chief Executive Officer of Scilex Holding. The Ji Scilex Option includes a “double trigger” vesting acceleration provision, whereby any unvested portion of the Ji Scilex Option will vest in full if there is a Change in Control (as defined in the Scilex Holding 2019 Stock Option Plan) and Dr. Ji’s Continuous Service terminates due to an involuntary termination of employment without cause or due to a voluntary termination of employment with good reason within 13 months after the effective time of such Change in Control. If the Executive Chairperson Compensation is not approved by our stockholders at the Annual Meeting, the Ji Scilex Option shall automatically terminate in its entirety and be of no further force or effect as of the closing of the Annual Meeting. The foregoing description of the Ji Scilex Option is not complete and is qualified in its entirety by reference to the full text of the option agreement governing the terms of the Ji Scilex Option, a copy of which is included as Exhibit B to this proxy statement.

The Scilex Holding stockholders approved the Executive Chairperson Compensation on June 7, 2019. In addition, our Compensation Committee approved the compensation payable to Dr. Ji as Executive Chairperson of Scilex Holding on June 7, 2019; however, if the Executive Chairperson Compensation is not approved by our stockholders, then the Executive Chairperson Compensation shall be deemed terminated and forfeited and of no further force or effect, and Dr. Ji shall not be eligible for future compensation as Scilex Holding’s Executive Chairperson for so long as Scilex Holding is a subsidiary of Sorrento.
We believe that Scilex Holding is in a unique position to transform the landscape of the underserved therapeutic markets. Dr. Ji brings significant leadership skills and extensive knowledge of the industry to guide the development of Scilex

Holding. The Executive Chairperson Compensation is based on a vision to help Scilex Holding grow and achieve its potential, which facilitates the creation of significant stockholder value. With that goal and the significant Executive Chairperson Responsibilities in mind, and while mindful of the terms of Dr. Ji’s employment agreement with us and the compensation he is entitled to thereunder, the Board is asking our stockholders to approve the Executive Chairperson Compensation for Dr. Ji.
Vote Required; Recommendation of the Board of Directors
The affirmative vote of a majority of the votes cast will be required to approve the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company. Abstentions will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 4 has been approved as abstentions are not considered votes cast under Delaware law. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposal in the absence of voting instructions from the beneficial owner.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO APPROVE THE COMPENSATION OF DR. HENRY JI AS EXECUTIVE CHAIRPERSON OF SCILEX HOLDING COMPANY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE ON YOUR PROXY CARD.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of July 30, 2019 with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.
This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G or Form 4s, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of July 30, 2019. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.
Applicable percentage ownership is based on 130,978,668 shares of common stock outstanding as of July 30, 2019, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before September 28, 2019, which is 60 days after July 30, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percentage of Class
Named Executive Officers and Directors:
Dr. Henry Ji, Chairman of the Board, President and Chief Executive Officer	5,422,250	(1)	4.1%
Dean Ferrigno, Former Chief Accounting Officer(2)	245		*
George K. Ng, Former EVP, Chief Administrative Officer and Chief Legal Officer(3)	711,005	(4)	*
Jiong Shao, Executive Vice President and Chief Financial Officer	77,083	(5)	*
Jerome Zeldis, M.D., Ph.D., Chief Medical Officer and President of Clinical Development(6)	235,521	(7)	*
Dorman Followwill, Director	66,297	(8)	*
Dr. Kim Janda, Lead Independent Director	199,567	(9)	*
David Lemus, Director	64,167	(10)	*
Jaisim Shah, Director	481,800	(11)	*
Dr. Yue Alexander Wu, Director	104,167	(12)	*
All Current Officers and Directors as a Group (7 Persons)	6,415,331	(13)	4.8%

5% Stockholders:
Asia Pacific MedTech (BVI) Limited	11,017,987	(14)	8.3%
BlackRock, Inc.	7,566,238	(15)	5.8%
China In Shine Investment Limited	8,481,955	(16)	6.3%
Famous Sino Limited	8,031,955	(17)	6.0%
Fan Yu	7,644,307	(18)	5.8%
Hongguo International Holdings Limited	6,831,955	(19)	5.1%
Magnum Opus2 International Holdings Limited	6,831,955	(20)	5.1%
Top Path Asia Limited	6,831,955	(21)	5.1%
Yuehui Xie	7,883,093	(22)	6.0%

*    Less than 1%.

(1)
Comprised of (i) 2,045,807 shares of common stock held directly, (ii) 2,271,693 shares of common stock held in family trusts, of which Dr. Ji is a co-trustee with his wife Vivian Q. Zhang, (iii) 40,000 shares of common stock held directly by Dr. Ji’s wife, and (iv) 1,064,750 shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019. Each of Dr. Ji and Vivian Q. Zhang, while acting as co-trustees, have the power to act alone and have those actions binding on both trustees’ and the trusts’ assets, including voting and dispositive power over the shares of common stock held by the family trusts.

(2)	Mr. Ferrigno was appointed as our Chief Accounting Officer (and principal financial officer) effective as of May 15, 2017. Mr. Ferrigno’s employment with the Company terminated on March 23, 2018.

(3)	As of December 31, 2018, Mr. Ng was not considered to be an executive officer of the Company and his employment with the Company and its subsidiaries terminated effective April 1, 2019.

(4)
Comprised of (i) 302,146 shares of common stock held directly, (ii) 3,448 shares of common stock held by Peng Ventures, LLC, (iii) 101,453 shares of common stock held by Ng Cha Family Trust, a family trust of which the

Mr. Ng is a co-trustee with his wife, and (iv) 303,958 shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(5)	Comprised solely of shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(6)
As of December 31, 2018, Dr. Zeldis was not considered to be an executive officer of the Company, but he continues to serve as the Company’s Chief Medical Officer and President of Clinical Development.

(7)	Comprised of (i) 10,000 shares of common stock held directly, and (ii) 225,521 shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(8)	Comprised of (i) 2,130 shares of common stock held directly, and (ii) 64,167 shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(9)	Comprised of (i) 3,000 shares of common stock held directly, and (ii) 196,567 shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(10)	Comprised solely of shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(11)	Comprised of (i) 112,633 shares of common stock held directly, and (ii) 369,167 shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(12)	Comprised of (i) 5,000 shares of common stock held directly, and (ii) 99,167 shares of common stock issuable pursuant to stock options exercisable within 60 days after July 30, 2019.

(13)	Comprised of shares included under “Named Executive Officers and Directors”, other than shares held by Dean Ferrigno, George Ng and Jerome Zeldis.

(14)
The indicated ownership is based on a Schedule 13G/A filed with the SEC by Asia Pacific MedTech (BVI) Limited (“Asia Pacific”) on December 13, 2018. According to the Schedule 13G/A, the Asia Pacific holds directly 8,617,513 shares of common stock, warrants to purchase an aggregate of 974,450 shares of common stock and a convertible promissory note issued by us to Asia Pacific on June 13, 2018 that is convertible into an aggregate of 1,426,024 shares of common stock. Nana Gu is the sole director and sole shareholder of Asia Pacific and may be deemed to have voting and dispositive power over the shares, the warrants and the convertible promissory note held by Asia Pacific. The principal business address of Asia Pacific and Miss Gu is c/o Offshore Incorporations Limited, P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands.

(15)
The indicated ownership is based on a Schedule 13G filed with the SEC on February 8, 2019 by BlackRock, Inc. (“BlackRock”) in which BlackRock reported that it had sole voting power of 7,321,574 shares and sole dispositive power of 7,566,238 shares as of December 31, 2018, in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 55 East 52nd Street, New York, New York 10055.

(16) The indicated ownership is based on a Schedule 13G/A filed with the SEC on December 13, 2018 by China In Shine Investment Limited (“China In Shine). According to the Schedule 13G/A, as of October 12, 2018, China In Shine holds directly 4,407,713shares of common stock, warrants to purchase an aggregate of 2,974,242 shares and a convertible promissory note issued by us to China In Shine on June 13, 2018 that is convertible into an aggregate of 1,110,000 shares of common stock. Chit Fung is the sole director of China In Shine and may be deemed to have voting and dispositive power over the shares, the warrants and the convertible promissory note held by China In Shine. The principal business address of China In Shine and Chit Fung is 18/F, Des Voeux Road West, Hong Kong.

(17) The indicated ownership is based on a Schedule 13G/A filed with the SEC on December 13, 2018 by Famous Sino Limited (“Famous Sino”). According to the Schedule 13G/A, as of October 12, 2018, Famous Sino holds directly 4,407,713 shares of common stock, warrants to purchase an aggregate of 2,824,242 shares of common stock and a convertible promissory note issued by us to Famous Sino on June 13, 2018 that is convertible into an aggregate of 800,000 shares of common stock. Guangze Wu is the sole director of Famous Sino and may be deemed to have voting and dispositive power over the shares, the warrants and the convertible promissory note held by Famous Sino. The principal business address of Famous Sino and Guangze Wu is Flat B, 1/F, Tower 1, Dynasty Court, No. 23 Old Peak Road, Hong Kong.

(18)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 13, 2019. According to the Schedule 13G, the reporting person may be deemed to beneficially own 6,238,903 shares of common stock and warrants to purchase 1,405,404 shares of common stock. ABG II-SO Limited (“ABG II-SO”) directly holds 460,588 shares of common stock (the “ABG II-SO Shares”). ABG II-SO is a wholly-owned subsidiary of Ally Bridge Group Capital Partners II, L.P. (“ABG II”). ABG Management Ltd. is the manager of ABG II, and Mr. Fan Yu is the sole shareholder and director of ABG Management Ltd.

Ally Bridge LB Healthcare Master Fund Limited (“ABG LB”) directly holds 1,328,529 shares of common stock and warrants to purchase 432,432 shares of common stock (the “ABG LB Shares and Warrants”). Ally Bridge LB Management Limited controls ABG LB, and Mr. Bin Li and Mr. Fan Yu are the shareholders and directors of Ally Bridge LB Management Limited.
ABG SRNE Limited (“ABG SRNE”) directly holds 3,041,759 shares of common stock and warrants to purchase 972,972 shares of common stock (the “ABG SRNE Shares and Warrants”). Ally Bridge Group Innovation Capital Partners III, L.P. (“ABG III”) owns the sole voting share in ABG SRNE. ABG Management Ltd. is the manager of ABG III.
ABG Innovation-SO Limited (“ABG Innovation-SO”) directly holds 1,408,027 shares of common stock (the “ABG Innovation-SO Shares”). ABG III owns the sole voting share in ABG Innovation-SO. ABG Management Ltd. is the manager of ABG III.
ABG Management Ltd., by virtue of being the manager of ABG II and ABG III, may be deemed to have voting control and investment discretion over the ABG-SO Shares, the ABG SRNE Shares and Warrants and the ABG Innovation-SO Shares. Mr. Bin Li, by virtue of being a director and executive officer of ABG LB, and a director and shareholder of Ally Bridge LB Management Limited, may be deemed to have voting control and investment discretion over the ABG LB Shares and Warrants. Mr. Fan Yu, by virtue of being a director of ABG LB, a director and shareholder of Ally Bridge LB Management Limited, and the sole shareholder and director of ABG Management Ltd., may be deemed to have voting control and investment discretion over the ABG II-SO Shares, the ABG LB Shares and Warrants, the ABG SRNE Shares and Warrants and the ABG Innovation-SO Shares. The address of the principal business office of ABG II-SO, ABG II, ABG LB, Ally Bridge LB Management Limited, ABG SRNE, ABG III, ABG Management Ltd., ABG Innovation-SO, Mr. Bin Li, and Mr. Fan Yu is Unit 3002-3004, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong.
(19) The indicated ownership is based solely on a Schedule 13G filed with the SEC by Hongguo International Holdings Limited (“Hongguo”) on June 22, 2018. According to the Schedule 13G, as of April 21, 2018, Hongguo holds directly 4,407,713 shares of common stock and a warrant to purchase 2,424,242 shares of common stock. Yixi Chen, the director of Hongguo, may be deemed to have voting and dispositive power over the shares and warrant held by Hongguo. The principal business address of Hongguo and Yixi Chen is Room 2904, 29th Floor, East Finance Centre, 16 Harcourt Road, Admiralty, Hong Kong.

(20)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by Magnum Opus2 International Holdings Limited (“Magnum Opus2”) on July 13, 2018. According to the Schedule 13G, as of April 21, 2018, Magnum Opus2 International Holdings Limited directly holds 4,407,713 shares of common stock and a warrant to purchase 2,424,242 shares of common stock. Yuen Kam, the sole director of Magnum Opus2, may be deemed to have voting and dispositive power over the shares and warrant held by Magnum Opus2. The principal business address of Magnum Opus2 and Yuen Kam is 48F, Bank of China Tower, 1 Garden Road, Central, Hong Kong.
(21) The indicated ownership is based solely on a Schedule 13G filed with the SEC by Top Path Asia Limited (“Top Path”) on June 22, 2018. According to the Schedule 13G, as of April 21, 2018, Top Path holds directly 4,407,713 shares of common stock and a warrant to purchase 2,424,242 shares of common stock. Ling Xu, the sole director of Top Path, may be deemed to have voting and dispositive power over the shares and warrant held by Top Path. The principal business address of Top Path and Ling Xu is Rooms 1102-3, 11/F, Regent Centre, 88 Queen’s Road, Central, Hong Kong.
(22) The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on May 22, 2018. According to the Schedule 13G/A, as of May 18, 2018, Xianjian Advanced Technology Limited (“Xianjian”) directly holds 7,342,553 shares of common stock and Bocom International Asset Management Limited (“Bocom”) directly holds a warrant to purchase 540,540 shares of common stock. Yuehui Xie is the sole owner and director of each of Xianjian and Bocom and has voting and dispositive power over the shares held by Xianjian and the warrant held by Bocom. The principal business address of Yuehui Xie and Xianjian is Saiba R&D Building, Langshan Er Road, High-tech Industrial Park North District, Nanshan District, Shenzhen, Guangdong, China. The principal business address of Bocom is 11th Floor, Man Yee Building, 68 Des Voeux Road, Central, Hong Kong.

EXECUTIVE COMPENSATION
Our Executive Officers
The names of our executive officers and their ages as of August 14, 2019, positions, and biographies are set forth below. Dr. Ji’s background is discussed under the section “Board of Directors.”

Name	Age	Position(s)
Henry Ji, Ph.D.	55	Chairman of the Board, President and Chief Executive Officer
Jiong Shao	50	Executive Vice President and Chief Financial Officer

Jiong Shao. Jiong Shao has been our Executive Vice President and Chief Financial Officer since March 2018. Prior to joining us, Mr. Shao was Managing Director, Head of U.S. Office, at CEC Capital, a financial advisory and investment firm. From 2015 to May 2017, Mr. Shao served as Managing Director, Head of China TMT Investment Banking at Deutsche Bank in Hong Kong. Prior to that time, from 2010 through 2015, he held various Managing Director positions at Macquarie Capital. From 2008 to 2010, Mr. Shao served as Executive Director, Asia Regional Head of Industrials Research, followed by Executive Director, Head of China-based Equity Research at Nomura International. He holds a Bachelor of Engineering from Shanghai Jiaotong University and a Masters of Business Administration from Fuqua School of Business, Duke University. Mr. Shao is a Chartered Financial Analyst.
Family Relationships
There are no family relationships between or among any of our executive officers or directors.
Code of Ethics
We have adopted the Sorrento Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview.

If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website at http://investors.sorrentotherapeutics.com/corporate-governance/governance-overview and/or in our public filings with the SEC.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC’s rules and regulations with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee
Dr. Yue Alexander Wu
Mr. Dorman Followwill
The foregoing Compensation Committee Report shall not be deemed to be “soliciting material,” deemed “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate by reference future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.
Compensation Discussion and Analysis
Compensation Philosophy
The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.
Role of Compensation Consultant
The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities. In 2018, the Compensation Committee engaged Compensia, Inc. (“Compensia”), a national compensation consulting firm, to review and advise on our compensation practices. The Compensation Committee assessed the independence of Compensia pursuant to SEC rules and concluded that the work of Compensia has not raised any conflict of interest.
In 2018, Compensia undertook the following projects for the Compensation Committee:

•	April 2018 - Evaluated the compensation arrangements for the Company’s executive officers against a comparator group of similar life sciences companies and its own proprietary data; and

•	April 2018 - Evaluated the compensation arrangements for the members of the Company’s Board of Directors against a comparator group of similar life sciences companies and its own proprietary data.

With respect to the equity awards granted to our Chief Executive Officer in May 2018 and our then-current executive officers other than our Chief Executive Officer in November 2018, the comparator group of life sciences companies consisted of the following companies, which were determined to: (i) generally have similar revenues as us; (ii) generally have similar market capitalization as us, (iii) generally have similar operating income as us, and (iv) generally have the same number of employees as us:

Agenus Inc.	MacroGenics, Inc.

Akebia Therapeutics, Inc.	Momenta Pharmaceuticals, Inc.

ChemoCentryx, Inc.	Omeros Corporation

CytomX Therapeutics, Inc.	PTC Therapeutics, Inc.

Eagle Pharmaceuticals, Inc.	Recro Pharma, Inc.

Inovio Pharmaceuticals, Inc.	Retrophin, Inc.

Keryx Biopharmaceuticals, Inc.	Vanda Pharmaceuticals Inc.

Lexicon Pharmaceuticals, Inc.	Vericel Corporation
In 2018, Compensia reviewed and advised the Compensation Committee on the matters described above.
In setting 2018 compensation, the Compensation Committee reviewed the competitive market analysis provided by Compensia and compared each named executive officer’s base salary, target annual performance bonus and equity compensation value, separately and in the aggregate, to amounts paid to similarly-situated executives at our peer companies. The Compensation Committee believes that targeting compensation towards similarly situated executives at our peer companies helps achieve the compensation objectives described above. However, compensation for each named executive officer may vary from this range depending on other factors the Compensation Committee considers relevant, such as internal pay equity among our named executive officers or levels of authority, responsibility and experience of our named executive officers that exceed the norms for individuals holding comparably-titled positions at other companies.
Elements of Compensation
We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:
Base Salary
Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.
The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

The amended and restated employment agreement between us and Dr. Ji, dated May 9, 2017, provides for an annual base salary for Dr. Ji of $600,000, as may be adjusted from time to time. Based on a review of Dr. Ji’s individual performance since joining us in 2006 and the competitive market base pay data for chief executive officers included in our peer group in the May 2018 Report, effective May 29, 2018, the Compensation Committee increased Dr. Ji’s annual base salary from $600,000 to $670,000 with retroactive effect to January 1, 2018.
The offer letter between us and Mr. Shao, our Executive Vice President and Chief Financial Officer, dated March 15, 2018, provides for an annual base salary for Mr. Shao of $450,000, as may be adjusted from time to time. There were no changes to Mr. Shao’s salary during 2018.
Mr. Ferrigno, our former Chief Accounting Officer (and former principal financial officer), was paid an annual base salary of $225,000 pursuant to an offer letter dated November 1, 2016. Mr. Ferrigno was appointed our Chief Accounting Officer (and principal financial officer) effective May 15, 2017. Mr. Ferrigno’s employment with the Company terminated effective March 23, 2018.
Mr. Ng, our former Executive Vice President, Chief Administrative Officer and Chief Legal Officer, was a party to an employment agreement with us dated December 8, 2014 pursuant to which we paid him an annual base salary of $450,000. Effective April 10, 2018, Mr. Ng’s base salary was increased from $450,000 to $468,000, with retroactive effect to January 1, 2018. As of December 31, 2018, Mr. Ng was not considered to be an executive officer of the Company. Mr. Ng became a full-time employee of our subsidiary, Scilex Pharmaceuticals Inc. on September 1, 2018. His employment with the Company and our subsidiaries terminated effective April 1, 2019.
The offer letter between us and Dr. Zeldis, our Chief Medical Officer and President of Clinical Development, dated August 9, 2016, provides for an annual base salary for Dr. Zeldis of $275,000, as may be adjusted from time to time. Effective April 10, 2018, Dr. Zeldis’ base salary was increased from $275,000 to $305,000, with retroactive effect to January 1, 2018. As of December 31, 2018, Dr. Zeldis was not considered to be an executive officer of the Company, but he continues to serve as the Company’s Chief Medical Officer and President of Clinical Development.
Variable Pay
We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our bonus program, are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved and to be easy to understand and administer.
2018 Bonuses
Under the terms of our amended and restated employment agreement with Dr. Ji, Dr. Ji’s target annual bonus is equal to 55% of his annual salary. Our offer letter with Mr. Shao provides that Mr. Shao’s annual target bonus is equal to 35% of his annual salary. Our offer letter with Mr. Ferrigno provided that Mr. Ferrigno’s annual target bonus was equal to 25% of his annual salary. Our employment agreement with Mr. Ng provided that Mr. Ng’s target annual bonus was equal to 35% of his annual salary. Our offer letter with Dr. Zeldis provides that Dr. Zeldis’ annual target bonus is equal to 40% of his annual salary.
As of the date of the filing of this proxy statement, the Compensation Committee has not yet determined the annual bonus amounts, if any, that will be awarded our named executive officers for 2018. We expect the Compensation Committee to assess 2018 performance and determine the 2018 annual bonus awards for our executive officers by the end of 2019. Once such annual bonus amounts, if any, have been determined, we will, in accordance with Securities and Exchange Commission rules and regulations, file a Current Report on Form 8-K or otherwise disclose the 2018 annual bonus amounts within four business days after the Compensation Committee has assessed 2018 performance and determined the 2018 annual bonus awards for our named executive officers.
Equity-Based Incentives

Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders.
When making equity-award decisions, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. The amount of equity incentive compensation granted reflects the executives’ expected contributions to our future success. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock.
Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.
The amounts awarded to the named executive officers are based on the Compensation Committee’s subjective determination of what is appropriate to incentivize the executives. Generally, the grants to named executive officers vest over: (i) a four-year period with 25% vesting on each anniversary of the grant date, or (ii) a four-year period with 1/4 of the shares vesting on the first anniversary of the applicable vesting commencement date, and 1/48 of the shares vesting thereafter on a monthly basis. All equity awards to our employees, including named executive officers, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of common stock on the grant date.
In May 2018, the Compensation Committee decided to grant to Dr. Ji a long-term equity based incentive in the form of options to purchase 750,000 shares of our common stock. In November 2018, the Compensation Committee decided to grant long-term equity based incentives in the form of options to purchase shares of common stock to our then-current named executive officers other than our Chief Executive Officer. The Compensation Committee considered the competitive market analysis provided by Compensia and other data in determining the number of options granted to our Chief Executive Officer in May 2018 and our then-current executive officers in November 2018. Mr. Ng became a full-time employee of our subsidiary, Scilex Pharmaceuticals Inc., on September 1, 2018 and therefore did not receive any equity in the Company during fiscal year 2018. In setting the initial option awards granted to Mr. Shao upon commencement of his employment with the Company, the Compensation Committee considered that our executive vice presidents had historically been granted initial options to purchase 200,000 shares and additionally granted Mr. Shao an option to purchase 300,000 shares that will vest only upon the date our common stock is listed on The Stock Exchange of Hong Kong Limited on the basis that Mr. Shao was expected to have an important role in facilitating any listing of our shares in Hong Kong. It is our view that option based awards best align with the interest of our stockholders. The equity awards granted to our named executive officers in 2018 are set forth in the 2018 Summary Compensation Table and Grants of Plan-Based Awards During Fiscal Year 2018 table contained herein.
In order to encourage a long-term perspective and to encourage key employees to remain with us, our stock options typically have annual vesting over a four-year period and a term of ten years. Generally, vesting ends upon termination of services and exercise rights of vested options cease three months after termination of services. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.
Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming with local laws and practices. We monitor the market and local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in each country and balance costs and cost sharing between us and our employees.
Timing of Equity Awards
Only the Compensation Committee may approve stock option grants to our executive officers. Stock options are generally granted at meetings of the Compensation Committee. On limited occasions, a grant may be made pursuant to a unanimous written consent of the Compensation Committee, which occurs primarily for the purpose of approving a compensation package for a newly hired or promoted executive. The exercise price of a newly granted option is the closing price of our common stock on the date of grant.
Executive Equity Ownership
We encourage our executives to hold a significant equity interest in our company. However, we do not have specific share retention and ownership guidelines for our executives.
Hedging Policy
Our Insider Trading and Window Period Policy prohibits our directors, officers and employees, and their family members, from engaging in hedging transactions involving our securities.
Consideration of Advisory Votes to Approve the Compensation of our Named Executive Officers
We value the opinions of our stockholders, including as expressed through advisory votes to approve the compensation of our named executive officers (“Say-on-Pay Votes”). In our most recent Say-On-Pay Vote, conducted at our 2018 annual meeting of stockholders, held on August 24, 2018, our stockholders approved the compensation of our named executive officers on an advisory basis, with approximately 90% of the votes cast in favor of the fiscal 2017 compensation of our named executive officers. In setting fiscal 2018 compensation, we considered the outcome of the Say-on-Pay Vote during our 2018 annual meeting of stockholders and will continue to consider the outcome of future Say-on-Pay Votes, as well as stockholder feedback received throughout the year, when making compensation decisions for our executive officers.
Effect of Accounting and Tax Treatment on Compensation Decisions
In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives.
Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and certain other specified officers in any taxable year. For tax years ending prior to December 31, 2017, compensation in excess of $1 million could only be deducted if it was “performance-based compensation” within the meaning of Section 162(m) of the Code or qualified for one of the other exemptions from the deduction limit. The exemption from Section 162(m) of the Code’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers (which now also includes our Chief Financial Officer) in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, while we are mindful of the benefit of the full deductibility of compensation, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our Compensation Committee may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Role of Executives in Executive Compensation Decisions
The Board and our Compensation Committee generally seek input from our Chief Executive Officer, Dr. Ji, when discussing the performance of, and compensation levels for, executives other than himself. The Compensation Committee also works with Dr. Ji and our Chief Financial Officer to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Neither Dr. Ji nor any of our other executives participate in deliberations relating to his compensation.
Compensation Risk Management
We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us for the following reasons:

•
We structure our compensation to consist of base salary, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall goals. For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We believe that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

•	Our bonus program has been structured around attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

SUMMARY COMPENSATION TABLE
The following table provides certain summary information concerning compensation awarded to, earned by or paid to each person who served as our principal executive officer at any time during fiscal year 2018, each person who served as our principal financial officer at any time during fiscal year 2018 and two additional persons who were not serving as our executive officers as of the end of fiscal year 2018 but would have otherwise been required to be included in the following table (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)(1)		All Other Compensation ($)	Total ($)
Henry Ji, Ph.D.	2018	670,000	*	(2)	3,832,500		—	4,502,500
Chairman of the Board, Chief	2017	600,000	—		945,000		—	1,545,000
Executive Officer and President	2016	600,000	200,000		1,669,000		—	2,469,000
Jiong Shao	2018	356,250	*	(2)	2,993,000		—	3,349,250
Executive Vice President and
Chief Financial Officer(3)
Dean Ferrigno	2018	66,376	—		—		—	66,376
Former Chief Accounting Officer(4)	2017	225,000	—		133,905		—	358,905
George K. Ng	2018	468,000	—		810,000	(6)	—	1,278,000
Former EVP and Chief Administrative	2017	450,000	118,125		189,000		48,544	805,669
Officer and Chief Legal Officer(5)	2016	450,000	—		581,800		101,491	1,133,291
Jerome Zeldis, M.D., Ph.D.	2018	305,003	*	(2)	253,000		—	558,003
Chief Medical Officer and President	2017	275,011	82,504		189,000		—	546,515
of Clinical Development(7)	2016	103,128	41,250		858,000		—	1,002,378

(1)
These amounts represent the aggregate grant date fair value of awards for grants of options and warrants to each named executive officer in the relevant fiscal year, computed in accordance with FASB ASC Topic 718. The dollar amounts listed do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. These amounts represent the aggregate grant date fair value of awards for grants of options and warrants to each named executive officer in the relevant fiscal year, computed in accordance with FASB ASC Topic 718.

(2)
Does not include for 2018 the amount of any annual bonuses that may be awarded to our named executive officers as the Compensation Committee has not, as of the date of the filing of this proxy statement, yet determined the annual bonus amounts, if any, that will be awarded our named executive officers for 2018. See “-Elements of Compensation-Variable Pay-2018 Bonuses” above for a discussion of the target bonus amounts for each named executive officer for fiscal year 2018. We expect the Compensation Committee to assess 2018 performance and determine the 2018 annual bonus awards for our executive officers by the end of 2019. Once such annual bonus amounts, if any, have been determined, we will, in accordance with Securities and Exchange Commission rules and regulations, file a Current Report on Form 8-K or otherwise disclose the 2018 annual bonus amounts within four business days after the Compensation Committee has assessed 2018 performance and determined the 2018 annual bonus awards for our named executive officers. Mr. Ng will not be entitled to a 2018 annual bonus as his employment with the Company terminated effective April 1, 2019.

(3)	Mr. Shao’s employment with the Company commenced in March 2018.

(4)	Mr. Ferrigno was appointed our Chief Accounting Officer (and principal financial officer) effective May 15, 2017. Mr. Ferrigno’s employment with the Company terminated on March 23, 2018.

(5)
Mr. Ng’s employment with the Company commenced in April 2015. As of December 31, 2018, Mr. Ng was not considered to be an executive officer of the Company. Mr. Ng became a full-time employee of our subsidiary, Scilex Pharmaceuticals Inc., on September 1, 2018. Mr. Ng’s employment with the Company and its subsidiaries terminated effective April 1, 2019.

(6)
Consists solely of the grant date fair value of options granted by our subsidiary, Scilex Pharmaceuticals Inc. Mr. Ng became a full-time employee of our subsidiary, Scilex Pharmaceuticals Inc., on September 1, 2018 and therefore did not receive any equity in the Company during fiscal year 2018.

(7)
Dr. Zeldis’ employment with us commenced in August 2016. As of December 31, 2018, Dr. Zeldis was not considered to be an executive officer of the Company, but he continues to serve as the Company’s Chief Medical Officer and President of Clinical Development.

Pay Ratio Disclosure7
We are a clinical stage biotechnology and commercial biopharma company focused on delivering innovative and clinically meaningful therapies to patients and their families, globally, to address unmet medical needs. We primarily focus on therapeutic areas in Immune-Oncology and Non-Opioid Pain Management. We also have programs assessing the use of our technologies and products in autoimmune, inflammatory and neurodegenerative diseases. As of December 31, 2018, we had 378 employees and 19 consultants and advisors. A significant number of our management and our other employees and consultants have worked or consulted with pharmaceutical, biotechnology or medical product companies. As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Henry Ji, Ph.D., our CEO:
CEO Pay Ratio for 2018

•	The median of the annual total compensation of our employees, excluding our CEO, was $94,459;

•	The annual total compensation of our CEO, as set forth in the Summary Compensation Table, was $4,502,500*; and

•
The ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 48 to1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

* As described above in the “Summary Compensation Table”, our CEO’s 2018 annual total compensation of $4,502,500 as disclosed in this section does not include the amount of any bonuses that may be awarded to our CEO for 2018 as the Compensation Committee has not, as of the date of this proxy statement, yet determined the annual bonus amounts, if any, that will be awarded to our named executive officers for 2018. We expect the Compensation Committee to assess 2018 performance and determine the 2018 annual bonus awards for our executive officers and our employees (including the median employee), including our CEO, before the end of 2019. Once such annual bonus amounts, if any, have been determined, we will, in accordance with Securities and Exchange Commission rules and regulations, file a Current Report on Form 8-K or otherwise disclose the 2018 annual bonus amount and, to the extent that any bonus award paid to our employees and executive officers, including our CEO, for 2018 impacts the pay ratio calculation and disclosure contained herein, we will also provide updated pay ratio disclosure within four business days after the Compensation Committee has determined the 2018 annual bonus awards for our employees and named executive officers.

Methodology
The methodology including key assumptions and estimates used to identify the employee with compensation at the median of the annual total compensation of all our employees were based on the following:

•
In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries as of December 31, 2018, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

•
To identify our median employee, we chose to use annual base pay as our consistently-applied compensation measure, which we calculated as of December 31, 2018 for the 12-month period from January 1, 2018 through December 31, 2018. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2018 for hourly employees and actual salary paid for our remaining employees.

•
For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2018. For permanent employees hired during 2018, we annualized their salary or base pay as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.

Calculation
Using the aforementioned methodology, the individual identified as the directly above the calculated median employee from our employee population had actual earnings consisting of base pay and equity compensation of $94,459. The 2018 annual total compensation as determined under Item 402 of Regulation S-K for our CEO, as set forth in the Summary Compensation Table, was $4,502,500. The estimated ratio of our CEO’s annual total compensation to our median employee’s annual total compensation for the fiscal year ended December 31, 2018 is 48 to 1.

GRANTS OF PLAN-BASED AWARDS DURING FISCAL YEAR 2018
The following table shows for fiscal year 2018, certain information regarding grants of plan-based awards to our named executive officers:

Named Executive Officer(1)	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price Per Share ($/Share)	Grant Date Fair Value of Option Awards ($)(2)
Henry Ji, Ph.D.	5/17/2018	750,000	$7.20	$3,832,500
Jiong Shao	3/16/2018	200,000	$7.75	$1,096,000
	3/16/2018	300,000	$7.75	$1,644,000
	11/26/2018	100,000	$3.57	$253,000
George K. Ng(3)	9/24/2018	900,000	$0.90	$810,000
Jerome Zeldis, M.D., Ph.D.	11/26/2018	100,000	$3.57	$253,000

(1)	Mr. Ferrigno was not granted any plan-based awards in Fiscal Year 2018 and therefore is not included in this table.

(2)
The amounts shown in this column do not reflect dollar amounts actually received by our named executive officers. Instead, these amounts represent the aggregate grant date fair value of the stock option awards determined in accordance with FASB ASC Topic 718. The valuation assumptions used in determining the amounts are described in Note 13 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Our named executive officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options on the date the options are exercised.

(3)
Represents options granted by our subsidiary, Scilex Pharmaceuticals Inc. Mr. Ng became a full-time employee of our subsidiary, Scilex Pharmaceuticals Inc., on September 1, 2018 and therefore did not receive any equity in the Company during fiscal year 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information for the named executive officers regarding the number of shares subject to both exercisable and unexercisable stock options, as well as the exercise prices and expiration dates thereof, as of December 31, 2018, other than Mr. Ferrigno, who held no stock options as of December 31, 2018. Except for the options set forth in the table below, no other equity awards were held by any our named executive officers as of December 31, 2018.

	Option Award
Name(1)	Option Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Earned Options(#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date
Henry Ji, Ph.D.	2/6/2012		10,000	—	$4.00	2/6/2022
	10/29/2013		101,000	—	$8.40	10/29/2023
	10/7/2014		100,000	—	$4.32	10/7/2024
	2/24/2015	(3)	76,667	3,333	$12.78	2/24/2025
	2/24/2015		80,000	—	$12.78	2/24/2025
	3/11/2016	(3)	68,750	31,250	$5.79	3/11/2026
	8/12/2016	(3)	175,000	125,000	$6.52	8/12/2026
	9/14/2017	(3)	234,375	515,625	$1.80	9/14/2027
	5/17/2018	(3)	—	750,000	$7.20	5/17/2028
Jiong Shao	3/16/2018	(3)	—	200,000	$7.75	3/16/2028
	3/16/2018	(4)	—	300,000	$7.75	3/16/2028
	11/26/2018	(3)	—	100,000	$3.57	11/26/2028
George K. Ng	12/18/2014	(3)	120,000	—	$8.16	12/18/2024
	3/11/2016	(3)	27,500	12,500	$5.79	3/11/2026
	8/12/2016	(3)	58,333	41,667	$6.52	8/12/2026
	9/14/2017	(3)	46,875	103,125	$1.80	9/14/2027
	9/24/2018	(3)(5)		900,000	$0.90	9/24/2028
Jerome Zeldis, M.D., Ph.D.	8/12/2016	(3)	116,667	83,333	$6.52	8/12/2026
	9/14/2017	(3)	46,875	103,125	$1.80	9/14/2027
	11/26/2018	(3)	—	100,000	$3.57	11/26/2028

(1)	Mr. Ferrigno’s employment with the Company terminated on March 23, 2018. Mr. Ferrigno did not hold any equity awards as of December 31, 2018.

(2)	Represents the fair market value of a share of our common stock, as determined by the Board, on the option’s grant date.

(3)
All of the options vest and become exercisable over a four-year period, with 1/4 of the shares vesting on the first anniversary of the Vesting Commencement Date, and 1/48 of the shares vesting following each one-month period of the participant’s continued employment or service with the Company thereafter.

(4)	This option will vest, subject to Mr. Shao’s continued employment with the Company, upon the date our common stock becomes listed on The Stock Exchange of Hong Kong Limited.

(5)	Represents options granted by Scilex Pharmaceuticals Inc.

OPTION EXERCISES AND STOCK VESTED
The following table provides details regarding stock options exercised by our named executive officers during the fiscal year ended December 31, 2018.

Option Awards
Name	Number of Shares Acquired on Exercised	Value Realized on Exercise (1)
Henry Ji, Ph.D.	6,000	$26,250
Jiong Shao	—	—
Dean Ferrigno	—	—
George K. Ng	—	—
Jerome Zeldis, M.D., Ph.D.	—	—
(1) No shares subject to stock awards held by any of our named executive officers vested during the fiscal year ended December 31, 2018.

PENSION BENEFITS, NONQUALIFIED DEFINED CONTRIBUTION AND OTHER
NONQUALIFIED DEFERRED COMPENSATION
No pension benefits were paid to any of our named executive officers during fiscal 2018. We do not currently sponsor any non-qualified defined contribution plans or non-qualified deferred compensation plans.
Employment, Severance, Separation and Change in Control Agreements
Chief Executive Officer Amended and Restated Employment Agreement
On May 9, 2017, we entered into an Amended and Restated Employment Agreement (the “Restated Agreement”) with Dr. Ji. Pursuant to the Restated Agreement, Dr. Henry Ji will continue to serve as our President and Chief Executive Officer for an initial term of three years commencing on May 9, 2017. Following this initial three year term, the Restated Agreement shall renew automatically for additional 12 month terms unless either we or Dr. Ji provide written notice of non-renewal at least three months in advance of the expiration of the then-current term. The Restated Agreement supersedes and replaces a prior employment agreement with Dr. Ji, dated September 21, 2012, as amended on October 18, 2012.
Pursuant to the Restated Agreement, Dr. Ji shall (i) receive an annual base salary (the “Annual Base Salary”) of $600,000, as may be adjusted from time to time; (ii) be eligible to participate in an annual incentive program, with a target annual bonus incentive equal to 55% of his then-current Annual Base Salary (the “Annual Bonus”); and (iii) receive employee benefits, paid personal leave and expense reimbursement in accordance with our policies. In addition, Dr. Ji’s performance will be reviewed by the Board at least annually, and his Annual Base Salary, target Annual Bonus and any other compensation will be subject to adjustment by the Board, provided that Dr. Ji’s Annual Base Salary and target Annual Bonus may not be adjusted downward.
Pursuant to the Restated Agreement, we have the right to terminate Dr. Ji’s employment at any time with or without “cause” (as defined in the Restated Agreement). In addition, Dr. Ji may resign with or without “good reason” (as defined in the Restated Agreement) upon thirty days’ written notice to us. Under each such circumstance, Dr. Ji will be entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements, including any 401(k), profit sharing or pension plan (collectively, the “Termination Payments”).
In the event that Dr. Ji’s employment is terminated by us without “cause” or by our non-renewal of the term of the Restated Agreement, or by Dr. Ji for “good reason,” in either case outside of a Change of Control Window (as defined below), then, subject to Dr. Ji’s timely execution and non-revocation of a release in favor of us, Dr. Ji will be entitled to receive the following: (i) the Termination Payments; (ii) an amount equal to his then-current Annual Base Salary, payable in a lump sum; (iii) an amount equal to his pro-rata then-current target Annual Bonus, payable in a lump sum; (iv) 12 months of health insurance benefits for Dr. Ji and for his eligible dependents who were covered under our health insurance plans as of the date his employment was terminated; and (v) one year of accelerated vesting of Dr. Ji’s then-outstanding awards of equity compensation, with performance-criteria deemed satisfied at target.
If Dr. Ji’s employment is terminated without “cause” or by our non-renewal of the term of the Restated Agreement, or by Dr. Ji for “good reason,” in either case during the period commencing three months prior to a Change of Control and ending 12 months after a Change of Control (as defined in the Restated Agreement) (the “Change of Control Window”), then, subject to Dr. Ji’s timely execution and non-revocation of a release in favor of us, Dr. Ji will be entitled to receive the following: (i) the Termination Payments; (ii) an amount equal to twice his then-current Annual Base Salary, payable in a lump sum; (iii) an amount equal to twice his pro-rata then-current target Annual Bonus, payable in a lump sum; (iv) 24 months of health insurance benefits for Dr. Ji and for his eligible dependents who were covered under our health insurance plans as of the date his employment was terminated; and (v)

accelerated vesting of Dr. Ji’s then-outstanding awards of equity compensation, with performance-criteria deemed satisfied target.
Employment Agreements with Other Executive Officers and Former Executive Officers
Jiong Shao
On March 16, 2018, we entered into an offer letter with Mr. Shao. Pursuant to the offer letter, Mr. Shao’s annualized salary is $450,000, as may be adjusted from time to time, and he will be eligible to receive an annual performance bonus of up to 35% of his base salary. Pursuant to the offer letter, we granted Mr. Shao an option to purchase 200,000 shares of our common stock (under our Amended and Restated 2009 Stock Incentive Plan, which will vest, subject to Mr. Shao’s continued employment with the Company, over a four year period, with 25% of the shares subject to the option vesting on the first anniversary of the grant date and 1/48th of the shares subject to the option vesting each month thereafter. We also granted Mr. Shao a second option to purchase 300,000 shares of our common stock under the Plan, which will vest, subject to Mr. Shao’s continued employment with the Company, upon the date our common stock becomes listed on The Stock Exchange of Hong Kong Limited.
Mr. Shao’s offer letter does not provide for payments or benefits upon termination or a change in control.
Offer Letter with Dean Ferrigno
Until March 23, 2018, we were party to an offer letter dated November 1, 2016 with Dean Ferrigno, our former Chief Accounting Officer. The offer letter provided that Mr. Ferrigno was entitled to an annual base salary of $225,000. Additionally, the offer letter provided that Mr. Ferrigno’s annual target bonus shall be equal to 25% of his annual salary.
Mr. Ferrigno’s offer letter did not provide for payments or benefits upon termination or a change in control.
Former Employment Agreement with George K. Ng
We were a party to an employment agreement dated December 8, 2014 with George K. Ng, our former Executive Vice President, Chief Administrative Officer and Chief Legal Officer. The employment agreement for Mr. Ng provided for an annual base salary of $345,000, which was last increased to $450,000 in July 2015. Mr. Ng’s employment agreement also provided for the reimbursement of relocation related costs and for a housing allowance of up to $20,000 annually until such time that full relocation has occurred. Additionally, his target annual bonus was set at 35% of his annual salary.
We had the right to terminate Mr. Ng’s employment at any time with or without “cause” or upon his death or disability, each as defined in the employment agreement. Mr. Ng was permitted to resign with or without “good reason”, as defined in the employment agreement. Under such circumstances, Mr. Ng would have been entitled to receive any accrued but unpaid base salary as of the date of termination or resignation, any expenses owed to him and any amount accrued and arising from his participation in, or vested benefits accrued under, any employee benefit plans, programs or arrangements. The employment agreement also included provisions regarding severance. If Mr. Ng was terminated without cause or resigned for good reason, he also would have been entitled to 12 months of his then-applicable base salary payable in accordance with the Company’s standard payroll practices and 12 months of health care benefits continuation at our expense. In addition, all of his unvested stock options would have immediately vested. If we terminated Mr. Ng for cause or he resigned without good reason, he would not have been entitled to further compensation. He would have had no obligation to seek other employment and any income so earned would not have reduced the foregoing amounts. Mr. Ng’s employment with the Company and our subsidiaries terminated effective April 1, 2019.
Offer Letter with Jerome Zeldis, M.D., Ph.D.

We are party to an offer letter dated August 9, 2016 with Jerome Zeldis, M.D., Ph.D., our Chief Medical Officer and President of Clinical Development. The offer letter provides that Dr. Zeldis is employed by us on a part-time (20 hours per week) basis and that Dr. Zeldis is entitled to an annual base salary of $275,000. Additionally, the offer letter provides that Dr. Zeldis’ annual target bonus shall be equal to 40% of his annual salary. In accordance with the terms of the offer letter, on August 12, 2016, Dr. Zeldis was granted options to purchase 200,000 shares of our common stock.
Dr. Zeldis’ offer letter does not provide for payments or benefits upon termination or a change in control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Other than the provisions of the executive severance benefits to which our named executive officers would be entitled to at December 31, 2018 (the last trading day of the year) as set forth above, we have no liabilities under termination or change in control conditions. We do not have a formal policy to determine executive severance benefits. Each executive severance arrangement is negotiated on an individual basis.
The tables below estimate the current value of amounts payable to our named executive officers in the event that a termination of employment occurred on December 31, 2018 (the last trading day of the year), other than with respect to Mr. Ferrigno, Mr. Ng and Dr. Zeldis as none of the foregoing were serving as an executive officer as of December 31, 2018. The closing price of our common stock, as reported on the Nasdaq Capital Market, was $2.40 on December 31, 2018. The following tables exclude certain benefits, such as accrued vacation, that are available to all employees generally. The actual amount of payments and benefits that would be provided can only be determined at the time of a change in control and/or the named executive officer’s qualifying separation from the Company.
Henry Ji, Ph.D.

	By Sorrento Without Cause or by Dr. Ji for Good Reason or Sorrento’s Non-Renewal Outside of Change of Control Window	By Sorrento Without Cause or by Dr. Ji for Good Reason or Sorrento’s Non-Renewal During Change of Control Window
Cash Payments	$930,000	$1,860,000
Continuation of Benefits	24,111	48,222
Value of Option Shares Accelerated	144,525(1)	453,900(2)
Total Cash Benefits and Payments	$1,098,636	$2,362,122

______________
(1) Consists of the value of one year of vesting of the in-the-money stock options held by Dr. Ji as of December 31, 2018, the vesting of which would be accelerated.
(2) Consists of the value of 100% of the in-the-money stock options held by Dr. Ji as of December 31, 2018, the vesting of which would be accelerated.
Jiong Shao

Mr. Shao’s offer letter does not provide for payments or benefits upon termination or a change in control.
DIRECTOR COMPENSATION
The following table sets forth summary information concerning the total compensation paid to our non-employee directors in 2018 for services to our company.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
David H. Deming(2)	123,001	—	—	123,001
Dorman Followwill	70,250	88,550	—	158,800
Dr. Kim Janda	92,125	88,550	—	180,675
David Lemus	72,875	88,550	—	161,425
Jaisim Shah	89,450	88,550	—	178,000
Yue Alexander Wu	90,000	88,550	—	178,550

(1)
These amounts represent the aggregate grant date fair value of awards for grants of options to each listed director for the fiscal year ended December 31, 2018, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during the fiscal year ended December 31, 2018. The value as of the grant date for stock options is recognized over the number of months of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 13 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. As of December 31, 2018, our non-employee directors held options to purchase the following number of shares of common stock: Mr. Followwill - 70,000; Dr. Janda - 202,400; Mr. Lemus - 70,000; Mr. Shah - 375,000; and Dr. Wu - 105,000.

(2)	Mr. Deming’s service on our Board terminated on August 24, 2018.

Outside Director Compensation Policy
Our outside director compensation policy provides that each non-executive director is entitled to receive a $55,000 annual cash retainer, with the amount being increased to $78,000 for any Lead Director and $100,000 for any Board chairman. Further, the chairman of each of our Audit, Compensation and Transaction Committees receives an additional annual cash retainer of $25,000. Other members of our Audit, Compensation and Transaction Committees receive an additional cash retainer of $10,000. In addition, each non-executive director will be entitled to receive an annual grant of a stock option to purchase 35,000 (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions) (or 49,000 (subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions) in the case of any Board chairman) shares of common stock, which vests monthly over a period of 12 months from the date of grant, subject to continued service through each vesting date. Additionally, we reimburse each outside director for reasonable travel expenses related to such director’s attendance at Board and committee meetings.
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a description of transactions or series of transactions since January 1, 2018, or any currently proposed transaction, to which we have been a party, in which the amount involved in the transaction or series of transactions exceeds $120,000 and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “Employment Agreements” above.
Semnur Pharmaceuticals, Inc. Acquisition
On March 18, 2019, we, for limited purposes, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Semnur Pharmaceuticals, Inc., a Delaware corporation (“Semnur”), Scilex Holding Company, a

Delaware corporation (“HoldCo”), Sigma Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Merger Sub”), and Fortis Advisors LLC, solely as representative of the holders of Semnur equity (the “Equityholders’ Representative”). Pursuant to the Merger Agreement, Merger Sub merged with and into Semnur (the “Merger”), with Semnur surviving as a wholly owned subsidiary of HoldCo.
Concurrently with the execution of the Merger Agreement, we and each of the other holders of outstanding shares of capital stock of Scilex Pharmaceuticals Inc., a Delaware corporation and our majority-owned subsidiary (“Scilex”), contributed each share of Scilex capital stock we or it owned to HoldCo in exchange for one share of HoldCo common stock (the “Contribution”). As a result of the Contribution, and prior to the consummation of the Merger, Scilex became a wholly-owned subsidiary of HoldCo and we became the owner of approximately 77% of HoldCo’s issued and outstanding capital stock.
Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, following the closing of the Merger (the “Closing”), HoldCo is required to pay to the holders of Semnur’s capital stock and options to purchase Semnur’s common stock (collectively, the “Semnur Equityholders”) upfront consideration with a value of approximately $70.0 million plus the aggregate exercise price of outstanding options to purchase Semnur’s common stock (which amount will be subsequently deducted from the amounts otherwise payable to the holders of such options), consisting of the following: (a) a cash payment of approximately $15.0 million, and (b) 47,392,287 shares of HoldCo common stock (the “Stock Consideration”). A portion of the cash consideration otherwise payable to the Semnur Equityholders was set aside for expenses incurred by the Equityholders’ Representative, and 4,749,095 shares of HoldCo common stock otherwise issuable to Semnur Equityholders were placed in escrow with a third party as security for the indemnification obligations of the Semnur Equityholders under the Merger Agreement, including in respect of breaches of representations and warranties of Semnur included in the Merger Agreement. The Semnur Equityholders that receive the Stock Consideration are required to sign an exchange and registration rights agreement with us (the “Exchange Agreement”), which is further described below.
Following the issuance of the Stock Consideration, we are the owner of approximately 58% of HoldCo’s issued and outstanding capital stock. Pursuant to the Merger Agreement, and upon the terms and subject to the conditions contained therein, HoldCo has also agreed to pay the Semnur Equityholders up to $280.0 million in aggregate contingent cash consideration based on the achievement of certain milestones, including obtaining the first approval of a New Drug Application of a Semnur product by the U.S. Food and Drug Administration and the achievement of certain amounts of net sales of Semnur products.

Pursuant to the Exchange Agreement, and upon the terms and subject to the conditions contained therein, if within 18 months following the Closing, 100% of the outstanding equity of HoldCo has not been acquired by a third party and HoldCo has not entered into a definitive agreement with respect to, or otherwise consummated, a firmly underwritten offering of HoldCo capital stock on a major stock exchange that meets certain requirements and includes the Stock Consideration, then holders of the Stock Consideration may collectively elect to exchange, during the 60-day period commencing the date that is the 18 month anniversary of the Closing (the “Share Exchange”), the Stock Consideration for shares of our common stock with a value of $55.0 million based on a price per share of our common stock equal to the greater of (a) the 30-day trailing volume weighted average price of one share of our common stock as reported on Nasdaq as of the consummation of the Share Exchange and (b) $5.55 (subject to adjustment for any stock dividend, stock split, stock combination, reclassification or similar transaction).
Pursuant to the terms of the Exchange Agreement, and subject to the limitations contained therein, within 30 days following consummation of the Share Exchange (if it occurs at all), we have agreed to prepare and file with the Securities and Exchange Commission a registration statement to enable the public resale on a delayed or continuous basis of the shares of our common stock issued in the Share Exchange (the “Registration Statement”) and use its commercially reasonable efforts to maintain the effectiveness of such Registration Statement for up to three years thereafter. In the Exchange Agreement, we have also agreed to indemnify the applicable Semnur Equityholders and their affiliates for certain liabilities related to such Registration Statement, including certain liabilities arising under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

Mr. Shah, a member of our Board of Directors, was Semnur’s Chief Executive Officer, a member of its Board of Directors and a stockholder of Semnur prior to the acquisition transaction.
Scilex Pharmaceuticals Inc. Acquisition
On November 8, 2016, we entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Scilex and a majority of the stockholders of Scilex (the “Scilex Stockholders”) pursuant to which we acquired from the Scilex Stockholders approximately 72% of the outstanding capital stock of Scilex. Dr. Henry Ji, our President and Chief Executive Officer and a member of our Board of Directors, and George K. Ng, our former Vice President, Chief Administrative Officer and Chief Legal Officer, were stockholders of Scilex prior to the acquisition transaction.
At the closing of the Scilex acquisition, we issued to the Scilex Stockholders consideration valued at $4.8 million, which consisted primarily of an aggregate of 754,911 shares of our common stock.
On September 11, 2017, we received notice from the FDA that the FDA had accepted Scilex’s resubmitted new drug application for ZTlido® for the treatment of postherpetic neuralgia and we issued to certain of the Scilex Stockholders consideration valued at $1.4 million, which consisted primarily of an aggregate of 754,930 shares of our common stock.
On February 28, 2018, the FDA approved ZTlido® (lidocaine topical system 1.8%) for the relief of pain associated with post-herpetic neuralgia. Scilex is currently in preparations for a commercial launch of ZTlido® (lidocaine topical system 1.8%) and exploring potential partnerships for the product. As a result of the FDA approval, pursuant to the Stock Purchase Agreement, we became obligated to deliver to certain of the Scilex Stockholders cash and shares of common stock with a total value of approximately $38.2 million. In satisfaction of this obligation, we issued 1,381,346 shares of common stock to the Scilex Stockholders and paid the Scilex Stockholders an aggregate of $24.5 million in cash.
Mr. Shah has served as the President and Chief Executive Officer of Scilex Holding, our majority owned subsidiary, since March 2019. In this capacity, Mr. Shah will be entitled to the following compensation for 2019: (i) an initial base salary of $557,000, (ii) an initial bonus target of $328,630 (59% of the initial base salary), and (iii) the grant of a stock option to purchase 12,066,608 shares of common stock of Scilex Holding (“Scilex Common Stock”) with an exercise price equal to $1.16 per share of Scilex Common Stock. Mr. Shah’s compensation was determined based upon the market assessment provided by Compensia, Inc., an independent compensation consultant engaged by the compensation committee of Scilex Holding Company.
Dr. Ji has served as the Executive Chairperson of Scilex Holding since March 2019. If Proposal 4 is approved by our stockholders at the Annual Meeting, Dr. Ji will be entitled to receive the Executive Chairperson Compensation. Dr. Ji agreed to forego and relinquish his right to receive any of the Executive Chairperson Compensation in the event our stockholders do not approve such compensation at the Annual Meeting. See “Proposal 4 -Approval of Compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company” for additional information.
Indemnification Agreements with Directors and Executive Officers
We have entered into indemnity agreements with certain directors, officers and other key employees of ours under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our Amended and Restated Bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

Review, Approval or Ratification of Transactions with Related Persons
The Board conducts an appropriate review of and oversees all related party transactions on a continuing basis and reviews potential conflict of interest situations where appropriate. The Board has not adopted formal standards to apply when it reviews, approves or ratifies any related party transaction. However, the Board has followed the following standards: (i) all related party transactions must be fair and reasonable and on terms comparable to those reasonably expected to be agreed to with independent third parties for the same goods and/or services at the time they are authorized by the Board and (ii) all related party transactions should be authorized, approved or ratified by the affirmative vote of a majority of the directors who have no interest, either directly or indirectly, in any such related party transaction.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and our other equity securities. Directors, officers and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, our directors, officers and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.
ADDITIONAL INFORMATION
Householding
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notices or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as householding, potentially provides extra convenience for stockholders and cost savings for companies. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A Notice or proxy materials will be delivered in one single envelope to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice or proxy materials, please notify your broker or call the Company’s Secretary at (858) 203-4100, or submit a request in writing to our Corporate Secretary, c/o Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121. Stockholders who currently receive multiple copies of the Notice or proxy materials at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered.
Annual Reports and Form 10-K
Our annual report for the fiscal year ended December 31, 2018, as amended, will be mailed to stockholders of record on or about August 19, 2019. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our annual report, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Sorrento Therapeutics, Inc., 4955 Directors Place, San Diego, California 92121, Attention: Deborah Telman, Senior Vice President & Corporate Secretary.
OTHER MATTERS
We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the Annual Meeting. If, however, any other business is properly brought before the Annual Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.
By the Order of the Board of Directors

/s/ Henry Ji, Ph.D.

Henry Ji, Ph.D.
Chief Executive Officer and President and Director
San Diego, California
August 14, 2019

PROXY CARD
SORRENTO THERAPEUTICS, INC.
PROXY FOR ANNUAL MEETING TO BE HELD ON SEPTEMBER 20, 2019
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints, Henry Ji, Ph.D. and Deborah H. Telman, and each of them, as proxies, each with full power of substitution, to represent and to vote all the shares of common stock of Sorrento Therapeutics, Inc. (the “Company”), which the undersigned would be entitled to vote, at the Company’s Annual Meeting of Stockholders to be held on September 20, 2019 and at any adjournments or postponements thereof, subject to the directions indicated on this Proxy Card.
In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments or postponements thereof.
THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR THE PROPOSALS LISTED BELOW.
This proxy is governed by the laws of the State of Delaware.
IMPORTANT-This Proxy must be signed and dated on the reverse side.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on September 20, 2019 at 12:00 p.m. local time at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121. The proxy statement and 2018 annual report to stockholders on Form 10-K are available at www.pstvote.com/sorrento2019.
THIS IS YOUR PROXY
YOUR VOTE IS IMPORTANT!
Dear Stockholder:
We cordially invite you to attend the Annual Meeting of Stockholders of Sorrento Therapeutics, Inc. to be held at the offices of Paul Hastings LLP, 4747 Executive Drive, San Diego, California 92121, on September 20, 2019, beginning at 12:00 p.m. local time.
Please read the proxy statement which describes the proposals and presents other important information, and complete, sign and return your proxy promptly in the enclosed envelope.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2-4

Election of Directors	FOR	WITHHOLD
Nominees
01-Henry Ji, Ph.D.	☐	☐
02-Dorman Followwill	☐	☐
03-Kim D. Janda, Ph.D.	☐	☐
04-David Lemus	☐	☐
05-Jaisim Shah	☐	☐
06-Yue Alexander Wu, Ph.D.	☐	☐
Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal to approve the Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan	FOR ☐	AGAINST ☐	ABSTAIN ☐
Proposal to approve the compensation of Dr. Henry Ji as Executive Chairperson of Scilex Holding Company	FOR ☐	AGAINST ☐	ABSTAIN ☐

Important: Please sign exactly as your name or names appear on this proxy. When signing as attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title.
Date: _______________________________, 2019
Signature
Name (printed)
Title
VOTING INSTRUCTIONS
You may vote your proxy in the following ways:

1.	VIA INTERNET:
Login to http://www.pstvote.com/sorrento2019
Enter your control number (12 digit number located below)
VIA MAIL:
Philadelphia Stock Transfer, Inc.
2320 Haverford Rd., Suite 230
Ardmore, PA 19003
CONTROL NUMBER
«Control #»
You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., prevailing time, on September 19, 2019. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

Exhibit A

SORRENTO THERAPEUTICS, INC.
2019 STOCK INCENTIVE PLAN

PLAN DOCUMENT

1.	Establishment, Purpose, and Types of Awards

Sorrento Therapeutics, Inc. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Sorrento Therapeutics, Inc. 2019 Stock Incentive Plan” (hereinafter referred to as the “Plan”) in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. Upon approval by the Company’s stockholders of the Plan, the Company shall no longer issue new awards under its Amended and Restated 2009 Stock Incentive Plan (the “Original Plan”). In the event that the Company’s stockholders do not approve the Plan, the Original Plan will continue in full force and effect.

(a)	Awards. The Plan permits grants of the following types of awards (“Awards”), according to the Sections of the Plan listed here:
Section 6    Options
Section 7    Share Appreciation Rights
Section 8    Restricted Shares, Restricted Share Units, Unrestricted Shares and Dividend Equivalents
Section 9    Performance Awards

(b)
Effect on Other Plans. The Plan is not intended to affect and shall not affect any stock options, equity-based compensation or other benefits that the Company or its Affiliates may have provided pursuant to any agreement, plan, or program that is independent of this Plan.

2.Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.	Shares Subject to the Plan

Subject to the provisions of Section 12:

(a)	The maximum number of Shares that the Company may issue for all Awards is 10,000,000 Shares.

(b)For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, or Shares that the Company has reacquired or otherwise holds in treasury. Shares that are subject to an Award under this Plan that for any reason expire, are forfeited, are cancelled, become unexercisable, or are settled for cash (in whole or in part), and Shares that are for any other reason not paid or delivered under the Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under this Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains from otherwise delivering pursuant to an Award under this Plan either (i) as payment of the exercise or purchase price of an Award, or (ii) in order to satisfy the withholding or employment taxes due upon grant, exercise, vesting or distribution of an Award. Any Shares forfeited by the Participant or repurchased by the Company under Section 8(b) at a price not greater than the price originally paid by the Participant so that such Shares are returned to the Company will again be available for Awards under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the Shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an incentive stock option under Section 422 of the Code.

1

(c)Notwithstanding the foregoing, but subject to adjustments pursuant to Section 12, the number of Shares that are available for ISO Awards shall be determined, to the extent required under applicable tax laws, by reducing the number of Shares designated in Section 3(a) by the number of Shares issued pursuant to Awards, provided that any Shares that are either issued or purchased under the Plan and forfeited back to the Plan, or surrendered in payment of the exercise price for an Award, shall be available for issuance pursuant to future ISO Awards.

(d)Substitute Awards shall not reduce the Shares authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company or with which the Company combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were employed by or providing services to the acquired company immediately prior to such acquisition or combination.

4.Administration

(a)General. The Committee shall administer the Plan in accordance with its terms. In its sole discretion, the Board may, at any time and from time to time, exercise any and all rights and duties of the Committee under the Plan except with respect to matters which, under Rule 16b-3 under the Exchange Act or any successor rule or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall take all action with respect to such Awards, and the individuals taking such action shall consist solely of two or more non-employee directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee (or another committee or subcommittee of the Board assuming the functions of the Committee under the Plan) shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 4 or otherwise provided in any charter of the Committee. The Committee shall hold meetings at such times and places as it may determine, and shall make such rules and regulations for the conduct of its business as it deems advisable.

(b)Committee Composition. The Board shall appoint the members of the Committee. If, and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c)Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)to determine Eligible Persons to whom Awards shall be granted from time to time, and the number of Shares, units, or SARs to be covered by each Award;

(ii)to determine, from time to time, the Fair Market Value of Shares;

(iii)to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, including any applicable exercise or purchase price, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations.

(iv)to approve the forms of Award Agreements, and all other documents, notices and certificates in connection therewith, which need not be identical either as to type of Award or among Participants;

(v)to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration;

(vi)to the extent consistent with the purposes of the Plan, and without amending the Plan, to modify, cancel, or waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)to implement paperless documentation, granting, settlement, or exercise of Awards by a Participant may be permitted through the use of such an automated system, in all cases, in the event that the Company establishes for itself, or uses, the services of a third party to establish an automated system for the documentation, granting, settlement, or exercise of Awards, such as a system using an internet website or interactive voice response; and

(viii)to make all other interpretations, and to take all other actions that the Committee may consider necessary or advisable to administer the Plan, or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d)
Action by Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by an officer or other employee of the Company or any Affiliate thereof, the Company’s independent certified public accounts, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(e)Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud. The Committee may make any determination required hereunder, including determinations under Section 12, on an Award-by-Award basis.

(f)No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action in connection with the Plan, for all expenses incurred with respect to the Plan, and, to the fullest extent allowable under Applicable Law, shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorneys’ fees) arising out of their good faith performance of duties under the Plan. The Company and its Affiliates may obtain liability insurance for this purpose.

5.Eligibility

(a)General Rule. The Committee may grant ISOs only to Employees (including officers who are Employees) of the Company, or an Affiliate that is a “parent corporation” or “subsidiary corporation” within the meaning of

Section 424 of the Code, and may grant all other Awards to any Eligible Person. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and, if otherwise, in accordance with the terms of the Plan.

(b)Grant of Awards. Subject to the express provisions of the Plan, the Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award and, in the case of Performance Awards, in addition to the matters addressed in Section 9, the specific objectives, goals and performance criteria that further define the Performance Award. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 22, 23, and 25 unless otherwise specifically provided in an Award Agreement. All Awards granted pursuant to the Plan shall have a minimum vesting period of one year from the date of grant.

(c)Limits on Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 12(a): (i) the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person other than a Non-Employee Director during any calendar year shall be 4,000,000; (ii) the maximum aggregate number of Shares, with respect to one or more Awards that may be granted to any Non-Employee Director during any calendar year, shall be 250,000; and (iii) no Participant may be granted, during any calendar year, Awards initially payable in cash that could result in such Participant receiving cash payments exceeding $5,000,000 pursuant to such Awards. The Committee will adjust these limitations pursuant to Section 12 below.

(d)Replacement Awards. Subject to Applicable Laws (including any associated stockholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate. In the case of Options, these other terms may not include an exercise price that is lower than the exercise price of the surrendered Option unless the Company’s stockholders approve the Option grant itself or the program under which the Option grant is made pursuant to the Plan.

6.Option Awards

(a)Types; Documentation. Subject to Section 5(a), the Committee may in its discretion grant Options pursuant to Award Agreements that are delivered to Participants. Each Option shall be designated in the Award Agreement as an ISO or a Non-ISO, and the same Award Agreement may grant both types of Options. At the sole discretion of the Committee, any Option may be exercisable, in whole or in part, immediately upon the grant thereof, or only after the occurrence of a specified event, or only in installments, which installments may vary. Options granted under the Plan may contain such terms and provisions not inconsistent with the Plan that the Committee shall deem advisable in its sole and absolute discretion.

(b)ISO Limitations. No ISO shall be granted to any person who is not an Employee of the Company or any “subsidiary corporation” of the Company, within the meaning of Section 424 of the Code. No person who qualifies as a Ten Percent Holder may be granted an ISO unless such ISO conforms to the applicable provisions of Section 422 of the Code. Any ISO granted under the Plan may be modified by the Committee, with the consent of the Participant, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as ISOs first become exercisable by a Participant in any calendar year (under this Plan and any other plan of the Company or any Affiliate) exceeds $100,000, such excess Options shall automatically be treated as Non-ISOs. For purposes of determining whether the $100,000 limit is exceeded, the Fair Market Value of the Shares subject to an ISO shall be determined as of the Grant Date. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. In the event that Section 422 of the Code is amended to alter the limitation set forth therein, the limitation of this Section 6(b) shall be automatically adjusted accordingly.

(c)Term of Option. Each Award Agreement shall specify a term at the end of which the Option automatically expires, subject to earlier termination provisions contained in Section 6(h); provided that the term of any Option may not exceed ten years from the Grant Date. In the case of an ISO granted to an Employee who is a Ten Percent Holder on the Grant Date, the term of the ISO shall not exceed five years from the Grant Date.

(d)Exercise Price. The exercise price of an Option shall be determined by the Committee in its sole discretion and shall be set forth in the Award Agreement, provided that:

(i)if an ISO is granted to an Employee who on the Grant Date is a Ten Percent Holder, the per Share exercise price shall not be less than 110% of the Fair Market Value per Share on the Grant Date (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code); and

(ii)for all other Options, such per Share exercise price shall not be less than 100% of the Fair Market Value per Share on the Grant Date (or, as to ISOs, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing of Options within the meaning of the federal securities laws applicable to proxy statement disclosures.

(e)
Exercise of Option. The times, circumstances and conditions under which an Option shall be exercisable shall be determined by the Committee in its sole discretion and set forth in the Award Agreement. The Committee shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that, in the absence of such determination, vesting of Options shall be tolled during any such leave approved by the Company. Except as limited by the Plan, at any time after the grant of an Option, the Committee, in its sole discretion, and subject to whatever terms and conditions it selects, may accelerate the period during which an Option vests.

(f)Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Committee may require in an Award Agreement that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent a Participant from purchasing the full number of Shares as to which the Option is then exercisable.

(g)Methods of Exercise. Prior to its expiration pursuant to the terms of the applicable Award Agreement, and subject to the times, circumstances and conditions for exercise contained in the applicable Award Agreement, each Option may be exercised, in whole or in part (provided that the Company shall not be required to issue fractional shares), by delivery of written notice of exercise to the secretary of the Company accompanied by payment of the full exercise price of the Shares being purchased. The Committee shall determine the acceptable methods of payment for exercise of the Option on the Grant Date, and such methods shall be specified in the applicable Award Agreement. The methods of payment that the Committee may, in its discretion, accept or commit to accept in an Option Award Agreement include:

(i)cash or check payable to the Company (in U.S. dollars);

(ii)the Participant’s surrender of a number of Shares that are subject to the Option being exercised, and that have a Fair Market Value equal to the exercise price and minimum taxes payable (at statutory rates) upon exercise, with any additional amount that the Participant owes being paid in cash or by check payable to the Company (in U.S. dollars);

(iii)other Shares that (A) are owned by the Participant who is purchasing Shares pursuant to an Option, (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is being exercised, (C) were not acquired by such Participant pursuant to the exercise of an Option, unless such Shares have been owned by such Participant for at least six months or such longer period as the Committee may determine, (D) are all, at the time of such surrender, free and clear of any and all claims, pledges, liens and encumbrances, or any restrictions which would in any manner restrict the transfer of such shares to or by the Company (other than such restrictions as may have existed prior to an issuance of such Shares by the Company to such Participant), and (E) are duly endorsed for transfer to the Company;

(iv)a cashless exercise program that the Committee may approve, from time to time in its discretion, pursuant to which a Participant may concurrently provide irrevocable instructions (A) to such Participant’s broker or dealer to effect the immediate sale of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the exercise price of the Option plus all applicable taxes required to be withheld by the Company by reason of such exercise, and (B) to the Company to deliver the certificates for the purchased Shares directly to such broker or dealer in order to complete the sale;

(v)any combination of the foregoing methods of payment; or

(vi)any other form of legal consideration acceptable to the Committee in its sole discretion.
The Company shall not be required to deliver Shares pursuant to the exercise of an Option until payment of the full exercise price therefore is received by the Company.

(h)
Termination of Continuous Service. The Committee may establish and set forth in the applicable Award Agreement the terms and conditions on which an Option shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Committee may waive or modify these provisions at any time. To the extent that a Participant is not entitled to exercise an Option at the date of his or her termination of Continuous Service, or if the Participant (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Award Agreement or below (as applicable), the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan and become available for future Awards. Notwithstanding any other provision in this Plan, in no event may any Option be exercised after the expiration of the Option term as set forth in the Award Agreement.

The following provisions shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an Option shall terminate when there is a termination of a Participant’s Continuous Service:

(i)
Termination other than Upon Disability or Death or for Cause. In the event of termination of a Participant’s Continuous Service (other than as a result of Participant’s death, Disability or termination for Cause), the Participant shall have the right to exercise an Option at any time within 3 months following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(i)Disability. In the event of termination of a Participant’s Continuous Service as a result of his or her being Disabled, the Participant shall have the right to exercise an Option at any time within one year following such termination to the extent the Participant was entitled to exercise such Option at the date of such termination.

(ii)Death. In the event of the death of a Participant either during the period of Continuous Service since the Grant Date of an Option, or within 30 days following termination of the Participant’s Continuous Service for any reason other than due to Cause, the Option may be exercised, at any time within one year following the date of the Participant’s death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the right to exercise the Option had vested as of the earlier to occur of the date of the Participant’s death or the date the Participant’s Continuous Service terminated.

(iii)Cause. If the Committee determines that a Participant’s Continuous Service terminated due to Cause, the Participant shall immediately forfeit the right to exercise any Option, and any such Option shall be considered immediately null and void.

7.Share Appreciate Rights (SARs)

(a)Grants. The Committee may, in its discretion, grant Share Appreciation Rights to any Eligible Person pursuant to Award Agreements, in any of the following forms:

(i)SARs Related to Options. The Committee may grant SARs either concurrently with the grant of an Option or with respect to an outstanding Option, in which case the SAR shall extend to all or a portion of the Shares covered by the related Option. An SAR shall entitle the Participant who holds the related Option, upon exercise of the SAR and surrender of the related Option, or portion thereof, to the extent the SAR and related Option each were previously unexercised, to receive payment of an amount determined pursuant to Sections 7(e) and 7(f). Any SAR granted in connection with an ISO will contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

(ii)SARs Independent of Options. The Committee may grant SARs that are independent of any Option subject to such conditions as the Committee may in its discretion determine, which conditions will be set forth in the applicable Award Agreement.

(iii)Limited SARs. The Committee may grant SARs exercisable only upon, or in respect of, a Change in Control or any other specified event, and such limited SARs may relate to or operate in tandem or combination with or substitution for Options or other SARs, or on a stand-alone basis, and may be payable in cash or Shares based on the spread between the exercise price of the SAR, and (A) a price based upon, or equal to, the Fair Market Value of the Shares during a specified period, at a specified time within a specified period before, after or including the date of such event, or (B) a price related to consideration payable to Company’s stockholders generally in connection with the event.

(b)Exercise Price. The per Share exercise price of an SAR shall be determined in the sole discretion of the Committee, shall be set forth in the applicable Award Agreement, and shall be no less than 100% of the Fair Market Value of one Share on the date the SAR is granted. The exercise price of an SAR related to an Option shall be the same as the exercise price of the related Option. Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing of any SAR within the meaning of federal securities laws applicable to proxy statement disclosures.

(c)Exercise of SARs. Unless the Award Agreement otherwise provides, an SAR related to an Option will be exercisable at such time or times, and to the extent, that the related Option will be exercisable; provided that the Award Agreement shall not, without the approval of the stockholders of the Company, provide for a vesting period for the exercise of the SAR that is more favorable to the Participant than the exercise period for the related Option. An SAR may not have a term exceeding ten years from its Grant Date. An SAR granted independently of any other Award will be exercisable pursuant to the terms of the Award Agreement. Whether an SAR is related to an Option or is granted independently, the SAR may only be exercised when the Fair Market Value of the Shares underlying the SAR exceeds the exercise price of the SAR. Except as limited by the Plan, at any time after the grant of an SAR, the Committee, in its sole discretion, and subject to whatever terms and conditions it selects, may accelerate the period during which an SAR vests.

(d)Effect on Available Shares. All SARs that are settled in shares of the Company’s stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of shares actually issued upon settlement of the SARs.

(e)Payment. Upon exercise of an SAR related to an Option and the attendant surrender of an exercisable portion of any related Award, the Participant will be entitled to receive payment of an amount determined by multiplying:

(i)the excess of the Fair Market Value of a Share on the date of exercise of the SAR over the exercise price per Share of the SAR, by

(ii)the number of Shares with respect to which the SAR has been exercised.
Notwithstanding the foregoing, an SAR granted independently of an Option (i) may limit the amount payable to the Participant to a percentage specified in the Award Agreement, and (ii) shall be subject to any payment or other restrictions that the Committee may, at any time, impose in its discretion, including restrictions intended to conform the SARs with Section 409A of the Code.

(f)
Form and Terms of Payment. Subject to Applicable Law, the Committee may, in its sole discretion, settle the amount determined under Section 7(e) solely in cash, solely in Shares (valued at their Fair Market Value on the date of exercise of the SAR), or partly in cash and partly in Shares, with cash paid in lieu of fractional shares.

(g)Termination of Employment or Consulting Relationship. The Committee shall establish, and set forth in the applicable Award Agreement, the terms and conditions on which an SAR shall remain exercisable, if at all, following termination of a Participant’s Continuous Service. The provisions of Section 6(h) shall apply to the extent an Award Agreement does not specify the terms and conditions upon which an SAR shall terminate when a Participant’s Continuous Service terminates.

8.Restricted Shares, Restricted Share Units, Unrestricted Shares and Dividend Equivalents

(a)Grants. The Committee may, in its sole discretion, grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may, in its discretion, grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of unrestricted shares (“Unrestricted Shares”), which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)Issuance of Restricted Shares Prior to Vesting. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 8(e) below.

(d)Issuance of Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e)Rights as a Stockholder. Unless otherwise provided in an Award Agreement, and subject to Section 8(b), upon issuance of Restricted Shares, the Participant shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said Shares, including the right to vote the Shares; provided, however, that in no event shall a Participant holding Restricted Shares be entitled to receive dividends, payments or other distributions paid with respect to Restricted Shares prior to the time the Restricted Shares. In addition, with respect to a Restricted Share with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Restricted Share vests.

(f)Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares.

(g)Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on Shares, during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Share appreciation rights.

9.Performance Awards

(a)Performance Awards. The Committee is authorized to grant Performance Awards, including Performance Unit awards, determined in the Committee’s discretion from time to time, to any Eligible Person. The value of Performance Awards, including Performance Units and any cash awards, may be linked to any one or more of the Performance Measures or other specific criteria determined by the Committee, in each case, on a specified date or dates or over any period or periods determined by the Committee. Performance Awards, including Performance Unit awards, may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Committee. Subject to the limitations set forth in Section 5(c), the Committee may, in its discretion, grant Performance Awards to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the terms and conditions of the Award. With respect to each such Performance Award, the Committee shall establish, in writing, a “Performance Period,” “Performance Goal(s)” based on the “Performance Measure(s),” and “Performance Formula(e)” (each such term being hereinafter defined).

A Participant shall be eligible to receive payment in respect of a Performance Award only to the extent that the Performance Goal(s) for such Award is achieved and the Performance Formula(e), as applied against such Performance Goal(s), determines that all or some portion of such Participant’s Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved and, if so, determine and certify in writing the amount of the Performance Award to be paid to the Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance.

(b)	Definitions.

(i)“Performance Formula” means, for a Performance Period, one or more objective formulas or standards established by the Committee for purposes of determining whether or the extent to which an Award has been earned based on the level of performance attained or to be attained with respect to one or more Performance Goal(s).

Performance Formulae may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

(ii)“Performance Goals” means, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Measures. Unless otherwise determined by the Committee, the achievement of each Performance Goal shall be determined, to the extent applicable, in accordance with generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee).

(iii)“Performance Measure” means one or more of the following selected by the Committee to measure Company, Affiliate, and/or business unit performance for a Performance Period, whether in absolute or relative terms (including, without limitation, terms relative to a peer group or index): net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); gross or net sales or revenue; net income (either before or after taxes); adjusted net income; operating earnings or profit; cash flow (including, but not limited to, operating cash flow and free cash flow); return on assets; return on capital or return on capital or invested capital; return on stockholders’ equity; total stockholder return; return on sales; gross or net profit or operating margin; operating or other costs and expenses; improvements in expense levels; working capital; earnings per share or adjusted earnings per share; price per Share; regulatory body approval for commercialization of a product; implementation or completion of critical projects; market share; economic value; comparisons with various stock market indices; stockholders’ equity; market recognition (including but not limited to awards and analyst ratings); financial ratios; net promoter score; customer satisfaction; and strategic team goals. Performance Measures may vary from Performance Period to Performance Period, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: items related to a change in accounting principle; items relating to financing activities; expenses for restructuring or productivity initiatives; other non-operating items; items related to acquisitions; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under generally accepted accounting principles as consistently applied by the Company (or such other standard applied by the Committee); items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; any other items of significant income or expense which are determined to be appropriate adjustments; items relating to unusual or extraordinary corporate transactions, events or developments, items related to amortization of acquired intangible assets; items that are outside the scope of the Company’s core, on-going business activities; items related to acquired in-process research and development; items relating to changes in tax laws; items relating to major licensing or partnership arrangements; items relating to asset impairment charges; items relating to gains or losses for litigation, arbitration and contractual settlements; or items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions.

(iv)
“Performance Period” means one or more periods of time (of not less than one fiscal year of the Company), as the Committee may designate, over which the attainment of one or more Performance Goal(s) will be measured for the purpose of determining a Participant’s rights in respect of an Award.

10.Taxes

(a)General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect, from his or her cash compensation, an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the exercise of an Award.

(c)Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value, determined as of the applicable date, that the amount of tax to be withheld is to be determined under the Applicable Law equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 10, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(d)Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner (i) that conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C) of the Code. The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

11.Non-Transferability of Awards

(a)General. Except as set forth in this Section 11, or as otherwise approved by the Committee, Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, or in the case of an option other than an ISO, pursuant to a domestic relations order as defined under Rule 16a-12 under the Exchange Act. The designation of a beneficiary by a Participant will not constitute a transfer. An Award may be exercised, during the lifetime of the holder of an Award, only by such holder, the duly-authorized legal representative of a Participant who is Disabled, a transferee permitted by this Section 11, or except as would cause an ISO to lose such status, by a bankruptcy trustee.

(b)Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Committee may in its discretion provide in an Award Agreement that an Award relating to non-ISOs, SARs settled only in Shares, Restricted Shares, or Performance Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Each share of restricted stock shall be non-transferable until such share becomes non-forfeitable. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan (other than the ability to further transfer the award). Such transferee shall execute any and all documents requested by the Committee, including, without limitation, documents to (i) confirm the status of the transferee as a permitted transferee, (ii) satisfy any requirements for an exemption for the transfer under Applicable Law and (iii) evidence the transfer. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

12.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation or a Change in Control

(a)Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, the maximum number of Shares with respect to one or more Awards that may be granted to persons during any calendar year as set out in Section 5(c) and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, in each case effected at any time after this Plan is approved by the Board. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change in Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)Change in Control. In the event of a Change in Control, the Committee may, in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s stockholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)cause or otherwise provide that each outstanding Award shall be assumed through the continuation of the Plan and the assumption of the agreements covering the Award or substituted for a substantially similar award issued by a successor entity or a parent or subsidiary of such successor entity (the “Successor Entity”), in each case with appropriate adjustments as to the number and kind of shares subject to the Award, the exercise price of such Award and such other terms deemed appropriate, as applicable;

(ii)arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards;

(iii)accelerate, in part or in full, to a date prior to the effective time of such Change in Control as the Committee shall determine (or, if the Committee shall not determine such a date, to the date that is four days prior to the effective time of the Change in Control) the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to Shares issued upon exercise of an Award shall lapse as to the Shares subject to such repurchase right; or

(iv)make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject, however, to the terms of Section 14(a).

Notwithstanding the above, (i) to the extent that an Award is not exercised prior to consummation of a transaction, including a Change in Control, in which the Award is not being assumed or substituted for in such transaction, such Award shall automatically terminate as of immediately prior to the consummation of such transaction; and (ii) in the event a Participant holding an Award assumed or substituted by the Successor Entity in a Change in Control is Involuntarily Terminated by the Successor Entity in connection with, or within 12 months following consummation of, the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested (and exercisable in full in the case of Options and SARs), and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of repurchase rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of repurchase rights provided for in the previous sentence shall occur immediately prior to the effective time of the Participant’s termination, unless an Award Agreement provides otherwise.

(d)
Certain Distributions. In the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution.

(e)Limitation on Adjustments. No adjustment or action described in this Section 12, or in any other provision of the Plan, shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions. No action shall be taken under this Section 12 which shall cause an Award to fail to be exempt from or comply with Section 409A of the Code or the regulations thereunder.

13.Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee and set forth in the Award Agreement, provided that in the case of an ISO, the Grant Date shall be the later of the date on which the Committee makes the determination granting such ISO or the date of commencement of the Participant’s employment relationship with the Company.

14.	Modification of Awards and Substitution of Options.

(a)Modification, Extension, and Renewal of Awards. Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option or SAR may be exercised (including without limitation permitting an Option or SAR to be exercised in full without regard to the installment or vesting provisions of the applicable Award Agreement or whether the Option or SAR is at the time exercisable, to the extent it has not previously been exercised), to accelerate the vesting of any Award only in the event of a Change in Control, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards to the extent not previously exercised. However, the Committee may not cancel an outstanding option that is underwater for the purpose of reissuing the option to the participant at a lower exercise price or granting a replacement award of a different type. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder, unless either the Participant provides written consent or there is an express Plan provision permitting the Committee to act unilaterally to make the modification. Neither the Company nor the Committee shall, without prior stockholder approval, allow for a cash buyout of underwater options or SARs.

(b)Substitution of Options. Notwithstanding any inconsistent provisions or limits under the Plan, in the event the Company or an Affiliate acquires (whether by purchase, merger or otherwise) all or substantially all of outstanding capital stock or assets of another corporation or in the event of any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Section, substitute Options for options under the plan of the acquired company provided (i) the excess of the aggregate fair market value of the shares subject to an option immediately after the substitution over the aggregate option price of such shares is not more than the similar excess immediately before such substitution and (ii) the new option does not give persons additional benefits, including any extension of the exercise period.

15.Term of Plan.

The Plan shall continue in effect for a term of ten years from the date this Plan is first adopted by the Board, unless the Plan is sooner terminated under Section 16.

16.	Amendment and Termination of the Plan.

(a)Authority to Amend or Terminate. Subject to Applicable Laws, the Board may, from time to time, amend, alter, suspend, discontinue, or terminate the Plan.

(b)Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted unless either it relates to an adjustment pursuant to Section 12, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

17.Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

18.	Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Neither the Company nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures.

19.	Effective Date and Contingencies.

The Plan shall become effective on the date it is adopted by the Board or the Committee; provided that this Plan shall be submitted to the Company’s stockholders for approval. If this Plan is not approved by the Company’s stockholders in accordance with Applicable Laws (as determined by the Committee in its sole discretion) within one year from the date of approval by the Board, this Plan and any Awards shall be null, void, and of no force and effect. Awards granted under this Plan before approval of this Plan by the stockholders shall be granted subject to such approval, and no Shares shall be distributed before such approval.

20.	Controlling Law.

This Plan shall be governed by the laws of the State of Delaware (without regard to conflicts of laws principles), to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

21.	Laws and Regulations.

(a)U.S. Securities Laws. This Plan, the grant of Awards, and the exercise of Options and SARs under this Plan, and the obligation of the Company to sell or deliver any of its securities (including, without limitation, Options, Restricted Shares, Restricted Share Units, and Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such

Shares within the meaning of the Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

(c)Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

22.No Stockholder Rights. Neither a Participant nor any transferee of a Participant shall have any rights as a stockholder of the Company with respect to any Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. Prior to the issuance of Shares pursuant to an Award, a Participant shall not have the right to vote or to receive dividends or any other rights as a stockholder with respect to the Shares underlying the Award, notwithstanding its exercise in the case of Options and SARs. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

23.No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

24.References. All references herein to sections and appendices shall be deemed to be references to sections and appendices, respectively, of this Plan unless the context shall otherwise require. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and references to all attachments thereto and instruments incorporated therein.

25.Termination, Rescission and Recapture of Awards. Notwithstanding any other provision of the Plan, but only to the extent specifically provided in any Award Agreement, this Section shall only apply to a Participant who is, on the date of an Award, an Employee of the Company or its Affiliates, and shall automatically cease to apply to any Participant from and after his or her termination of Continuous Service after a Change in Control.

(a)Each Award under the Plan is intended to align the Participant’s long-term interest with those of the Company. If the Participant engages in certain activities discussed below, either during employment or after employment with the Company, the Participant is acting contrary to the long-term interests of the Company. Accordingly, except as otherwise expressly provided in the Award Agreement, the Company may terminate any outstanding, unexercised, unexpired, unpaid, or deferred Awards (“Termination”), rescind any exercise, payment or delivery pursuant to the Award (“Rescission”), or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to the Award (“Recapture”), if the Participant does not comply with the conditions of subsections (b) and (c) hereof (collectively, the “Conditions”).

(b)A Participant shall not, without the Company’s prior written authorization, disclose to anyone outside the Company, or use in other than the Company’s business, any proprietary or confidential information or material, as those or other similar terms are used in any applicable patent, confidentiality, inventions, secrecy, or other agreement between the Participant and the Company with regard to any such proprietary or confidential information or material.

(c)Pursuant to any agreement between the Participant and the Company with regard to intellectual property (including but not limited to patents, trademarks, copyrights, trade secrets, inventions, developments, improvements, proprietary information, confidential business and personnel information), a Participant shall promptly disclose and assign to the Company or its designee all right, title, and interest in such intellectual property, and shall take all reasonable steps necessary to enable the Company to secure all right, title and interest in such intellectual property in the United States and in any foreign country.

(d)Upon exercise, payment, or delivery of cash or Shares pursuant to an Award, the Participant shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan and, if a severance of Continuous Service has occurred for any reason, shall state the name and address of the Participant’s then-current employer or any entity for which the Participant performs business services and the Participant’s title, and shall identify any organization or business in which the Participant owns a greater-than-five-percent equity interest.

(e)To the extent permitted by Applicable Law, if the Company determines, in its sole and absolute discretion, that (i) a Participant has violated any of the Conditions or (ii) during his or her Continuous Service, or within one (1) year after Participant’s termination for any reason, a Participant (a) has rendered services to or otherwise directly or indirectly engaged in or assisted, any organization or business that, in the judgment of the Company in its sole and absolute discretion, is or is working to become competitive with the Company; (b) has solicited any non-administrative employee of the Company to terminate employment with the Company; or (c) has engaged in activities which are materially prejudicial to or in conflict with the interests of the Company, including any breaches of fiduciary duty or the duty of loyalty, then the Company may, in its sole and absolute discretion, impose a Termination, Rescission, and/or Recapture with respect to any or all of the Participant’s relevant Awards, Shares, and the proceeds thereof.

(f)Within ten days after receiving notice from the Company of any such activity, the Participant shall deliver to the Company the Shares acquired pursuant to the Award, or, if Participant has sold the Shares, the gain realized, or payment received as a result of the rescinded exercise, payment, or delivery; provided that if the Participant returns Shares that the Participant purchased pursuant to the exercise of an Option (or the gains realized from the sale of such Shares), the Company shall promptly refund the exercise price, without earnings, that the Participant paid for the Shares. Any payment by the Participant to the Company pursuant to this Section 25 shall be made either in cash or by returning to the Company the number of Shares that the Participant received in connection with the rescinded exercise, payment, or delivery. It shall not be a basis for Termination, Rescission or Recapture if, after termination of a Participant’s Continuous Service, the Participant purchases, as an investment or otherwise, stock or other securities of such an organization or business, so long as (i) such stock or other securities are listed upon a recognized securities exchange or traded over-the-counter, and (ii) such investment does not represent more than a five percent (5%) equity interest in the organization or business.

(g)Notwithstanding the foregoing provisions of this Section, the Company has sole and absolute discretion not to require Termination, Rescission and/or Recapture, and its determination not to require Termination, Rescission and/or Recapture with respect to any particular act by a particular Participant or Award shall not in any way reduce or eliminate the Company’s authority to require Termination, Rescission and/or Recapture with respect to any other act or Participant or Award. Nothing in this Section shall be construed to impose obligations on the Participant to refrain from engaging in lawful competition with the Company after the termination of employment that does not violate subsections (b) or (c) of this Section, other than any obligations that are part of any separate agreement between the Company and the Participant or that arise under Applicable Law.

(h)All administrative and discretionary authority given to the Company under this Section shall be exercised by the most senior human resources executive of the Company or such other person or committee (including without limitation the Committee) as the Committee may designate from time to time.

(i)Notwithstanding any provision of this Section, if any provision of this Section is determined to be unenforceable or invalid under any Applicable Law, such provision will be applied to the maximum extent permitted by Applicable Law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under Applicable Law. Furthermore, if any provision of this Section is illegal under any Applicable Law, such provision shall be null and void to the extent necessary to comply with Applicable Law.

(j)All Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

26.Recoupment of Awards. Unless otherwise specifically provided in an Award Agreement, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company’s stockholders or of any Participant, require that any Participant reimburse the Company for all or any portion of any Awards granted to him or her under this Plan (“Reimbursement”), or the Committee may require the Termination or Rescission of, or the Recapture associated with, any Award, if and to the extent:

(a)the granting, vesting, or payment of such Award (or portion thereof) was predicated upon the achievement of certain financial results or other performance criteria;

(b)in the Committee’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Company or any material Affiliate thereof; and

(c)a lower granting, vesting or payment of such Award would have occurred based upon the conduct described in clause (b) of this Section 26.

In each instance, the Committee may, to the extent practicable and allowable under Applicable Laws, require Reimbursement, Termination or Rescission of, or Recapture relating to, any such Award granted to a Participant; provided that the Company will not seek Reimbursement, Termination or Rescission of, or Recapture relating to, any such Awards that were paid or vested more than three years prior to the first date of the applicable restatement period.
[APPENDIX A FOLLOWS]

SORRENTO THERAPEUTICS, INC.
2019 STOCK INCENTIVE PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.
“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations, and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.
“Award” means any award made pursuant to the Plan, including awards made in the form of an Option, an SAR, a Restricted Share, a Restricted Share Unit, an Unrestricted Share, a Dividend Equivalent, and a Performance Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.
“Award Agreement” means any written document setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.
“Board” means the Board of Directors of the Company.
“Cause” for termination of a Participant’s Continuous Service will have the meaning set forth in any unexpired employment, consulting or service agreement between the Company and the Participant. In the absence of such an agreement, “Cause” will exist if the Participant is terminated from employment or other service with the Company or an Affiliate for any of the following reasons: (i) the Participant’s failure to substantially perform his or her duties and responsibilities to the Company or violation of a material Company policy; (ii) the Participant’s commission of any act or acts of fraud, embezzlement, dishonesty, or other misconduct; (iii) the Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company.
The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, and all other affected persons. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment, consulting or service relationship at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.
“Change in Control” shall mean the occurrence during the term of the Plan of any of the following events, subject however to the Committee’s determination (to the extent required to conform with Section 409A of the Code) that any occurrence listed below is a permissible distribution event within the meaning of Section 409A of the Code (it being the intention of the Company to set forth, interpret and apply the following provisions in a manner conforming with Section 409A insofar as applicable): (i) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act of the beneficial ownership of securities of the Company

A-A-1

possessing more than fifty percent (50%) of the combined voting power of all outstanding securities of the Company; (ii) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation; (iii) the sale, transfer or other disposition (in one or more transactions or series of related transactions) of all or substantially all of the assets of the Company; (iv) a complete liquidation or dissolution of the Company; or (v) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities are transferred to or acquired by one or more Persons different from the Persons (or their Affiliates) holding those securities immediately prior to such merger.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions have substantially the same proportionate ownership in an entity which owns all or substantially all of the former assets or capital stock of the Company immediately following such transaction or series of transactions.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.
“Company” means Sorrento Therapeutics, Inc., a Delaware corporation; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.
“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.
“Continuous Service” means a Participant’s most recent period of service, in the absence of any interruption or termination of service, as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not, by itself, constitute an interruption of Continuous Service.
“Director” means a member of the Board, or a member of the board of directors of an Affiliate.
“Disabled” or “Disability” means a condition under which a Participant:

(a)
is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or

A-A-2

has, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.
“Dividend Equivalent” means a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.
“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been extended by the Company or an Affiliate.
“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Fair Market Value” means, unless otherwise determined by the Board on the committee, as of any date (the “Determination Date”): (i) the closing price of a Share on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market LLC (as applicable, the “Exchange”), on the Determination Date, or, if shares were listed, but not traded, on such Exchange on the Determination Date, then on the nearest preceding trading day during which a sale occurred; or (ii) if such stock is not quoted on an Exchange, but is otherwise traded on the Over-the-Counter Bulletin BoardTM or the Pink Sheets®, the mean between the representative bid and asked prices on the Determination Date or the last preceding date for which such information is available; or (iii) if subsections (i) and (ii) do not apply, the fair market value established in good faith by the Board.
“Incentive Share Option” or “ISO” hereinafter means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Award Agreement.
“Involuntarily Terminated” means a Participant’s Continuous Service is terminated under the following circumstances occurring in connection with, or within 12 months following consummation of, a Change in Control: (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site as of immediately prior to the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of a reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.
“Non-Employee Director” means a Director of the Company who is not an Employee.
“Non-ISO” means an Option not intended to qualify as an ISO, as designated in the applicable Award Agreement.
“Option” means any stock option granted pursuant to Section 6.
“Original Plan” shall have the meaning set forth in Section 1.
“Participant” means any holder of one or more Awards, or the Shares issuable or issued upon exercise of such Awards, under the Plan.
“Performance Awards” mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.

A-A-3

“Performance Unit” means Awards granted pursuant to Section 9(a) that are denominated in units of value, which may include, without limitation, the dollar value of Shares, and that may be paid in cash, in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.
“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.
“Reporting Person” means an officer, Director, or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.
“SAR” or “Share Appreciation Right” means Awards granted pursuant to Section 7.
“Share” means a share of common stock of the Company, as adjusted in accordance with Section 12.
“Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.
“Ten Percent Holder” means a person who owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any Affiliate.

A-A-4

Exhibit B

Scilex Holding Company
2019 Stock Option Plan

Option Agreement
(Incentive Stock Option or Nonstatutory Stock Option)
Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Scilex Holding Company (the “Company”) has granted you an option under its 2019 Stock Option Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.
The details of your option, in addition to those set forth in the Grant Notice and the Plan, are as follows:
1.Vesting. Subject to the provisions contained herein, your option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

(a)Special Acceleration Provision. If a Change in Control occurs, your option remains outstanding following the Change in Control or is assumed or substituted for by the successor entity, and within thirteen (13) months after, the effective time of such Change in Control your Continuous Service terminates due to an involuntary termination (not including death or Disability) without Cause or due to a voluntary termination with Good Reason, then, as of the date of termination of Continuous Service, the vesting and exercisability of your option will be accelerated in full and any reacquisition or repurchase rights held by the Company with respect to such option will lapse in full, as appropriate.

For purposes of this subsection 1(a) only, “Good Reason” means that one or more of the following are undertaken by the Company without Cause and without your express written consent: (i) a change in your job title with the Company to a job title involving a materially reduced level of authority, duties or responsibility (provided however, a change in your job title without a material reduction in your level of authority, duties or responsibility shall not constitute “Good Reason”), (ii) a material reduction in your level of base salary, or (iii) a relocation of your place of employment by more than fifty (50) miles.
(b)Parachute Payments. If any payment or benefit you would receive pursuant to a Change in Control from the Company or otherwise (a “Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be reduced to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in your receipt, on an after-tax basis, of the greater amount of the Payment notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in the manner that results in the greatest economic benefit for you.

The accounting firm engaged by the Company for general audit purposes as of the day prior to the effective date of the Change in Control shall perform the foregoing calculations. If the accounting firm so engaged by the Company is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Company shall appoint a nationally recognized accounting firm to make the determinations required hereunder. The

Company shall bear all expenses with respect to the determinations by such accounting firm required to be made hereunder.
The accounting firm engaged to make the determinations hereunder shall provide its calculations, together with detailed supporting documentation, to you and the Company within fifteen (15) calendar days after the date on which your right to a Payment is triggered (if requested at that time by you or the Company) or such other time as requested by you or the Company. If the accounting firm determines that no Excise Tax is payable with respect to a Payment, either before or after the application of the Reduced Amount, it shall furnish you and the Company with an opinion reasonably acceptable to you that no Excise Tax will be imposed with respect to such Payment. Any good faith determinations of the accounting firm made hereunder shall be final, binding and conclusive upon you and the Company.
2.Number of Shares and Exercise Price. The number of shares of Common Stock subject to your option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3.Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4.Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your option, you may elect at any time that is both (i) during the period of your Continuous Service, and (ii) during the term of your option, to exercise all or part of your option, including the unvested portion of your option; provided, however, that:

(a)a partial exercise of your option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b)any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c)you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d)if your option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, your option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5.Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)Provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise,” “same day sale,” or “sell to cover.”

2

(b)Provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)If this option is a Nonstatutory Stock Option, subject to the consent of the Company at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of your option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be outstanding under your option and will not be exercisable thereafter if those shares (i) are used to pay the exercise price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, and (iii) are withheld to satisfy your tax withholding obligations.

(d)Pursuant to the following deferred payment alternative, if approved by the Company upon your request in connection with the exercise of your option:

(i)Not less than one hundred percent (100%) of the aggregate exercise price, plus accrued interest, will be due four (4) years from date of exercise or, at the Company’s election, upon termination of your Continuous Service.

(ii)Interest will be compounded at least annually and will be charged at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the classification of your option as a liability for financial accounting purposes.

(iii)In order to elect the deferred payment alternative, you must, as a part of your written notice of exercise, give notice of the election of this payment alternative and, in order to secure the payment of the deferred exercise price to the Company hereunder, if the Company so requests, you must tender to the Company a promissory note and a pledge agreement covering the purchased shares of Common Stock, both in form and substance satisfactory to the Company, or such other or additional documentation as the Company may request.

6.Whole Shares. You may exercise your option only for whole shares of Common Stock.

7.Securities Law Compliance. In no event may you exercise your option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your option also must comply with all other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

8.Term. You may not exercise your option before the Date of Grant or after the expiration of the option’s term. The term of your option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a)immediately upon the termination of your Continuous Service for Cause;

(b)three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three (3) month period your option is not exercisable solely because of the condition set forth

3

in the section above relating to “Securities Law Compliance,” your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, that, if during any part of such three (3) month period, the sale of any Common Stock received upon exercise of your option would violate an insider trading policy of the Company, then your option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service during which the sale of the Common Stock received upon exercise of your option would not be in violation of such insider trading policy. Notwithstanding the foregoing, if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your option at the time of your termination of Continuous Service, your option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c)twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;

(d)eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e)the Expiration Date indicated in your Grant Notice; or

(f)the day before the tenth (10th) anniversary of the Date of Grant.

If your option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment with the Company or an Affiliate terminates.
9.Exercise.

(a)You may exercise the vested portion of your option (and the unvested portion of your option if your Grant Notice so permits) during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise, and (ii) paying the exercise price and any applicable withholding taxes to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b)By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c)If your option is an Incentive Stock Option, by exercising your option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your option.

(d)By exercising your option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same

4

economic effect as a sale of, any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third-party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10.Transferability. Except as otherwise provided in this Section 10, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a)Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this option is an Incentive Stock Option, this option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)Other Approved Transfers. If this option is a Nonstatutory Stock Option, upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other applicable agreements required by the Company, you may transfer your option to such further extent as permitted by Rule 701 (or any successor provision thereto) and as permitted by any other applicable law.

(d)Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11.Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system.

12.Right of Repurchase. To the extent provided in the Company’s bylaws in effect at such time the Company elects to exercise its right, the Company will have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

5

13.Option not a Service Contract. Your option is not an employment or service contract, and nothing in your option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option will obligate the Company or an Affiliate, their respective shareholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14.    Withholding Obligations.

(a)At the time you exercise your option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your option.

(b)    If this option is a Nonstatutory Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

(c)    You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

15.Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your option or your other compensation. In particular, you acknowledge that this option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16.Notices. Any notices provided for in your option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last

6

address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.Governing Plan Document. Your option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your option and those of the Plan, the provisions of the Plan will control. In addition, your option (and any compensation paid or shares issued under your option) is subject to recoupment in accordance with The Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law.

18.Other Documents. You acknowledge that the Company may adopt a policy permitting certain individuals to sell shares only during certain “window” periods, and you agree to comply with each such policy, as may be adopted by the Company and in effect from time to time.

19. Effect on Other Employee Benefit Plans. The value of this option will not be included as compensation, earnings, salaries, or other similar terms used when calculating your benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

20. Voting Rights. You will not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

21. Severability. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

22.No Obligation to Minimize Taxes. The Company has no duty or obligation to minimize the tax consequences to you of this Award and will not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.

23.Investment Representations. In connection with the purchase of the Common Stock pursuant to the exercise of this Award, you represent to the Company the following:

a.You are aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Common Stock. You are acquiring the Common Stock for investment for your own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

b.You understand that the Common Stock has not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of your investment intent as expressed herein.

7

c.You further acknowledge and understand that the Common Stock must be held indefinitely unless the Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available. You further acknowledge and understand that the Company is under no obligation to register the Common Stock. You understand that the certificate evidencing the Common Stock will be imprinted with a legend that prohibits the transfer of the Common Stock unless the Common Stock is registered or such registration is not required in the opinion of counsel for the Company.

d.You are familiar with the provisions of Rules 144 and 701, under the Securities Act, as in effect from time to time, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of issuance of the securities, such issuance will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the securities exempt under Rule 701 may be sold by Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144 and the market stand-off provision described in this Option Agreement and Section 9(d) above.

e.In the event that the sale of the Common Stock does not qualify under Rule 701 at the time of purchase, then the Common Stock may be resold by you in certain limited circumstances subject to the provisions of Rule 144, which requires, among other things: (i) the availability of certain public information about the Company, and (ii) the resale occurring following the required holding period under Rule 144 after you have purchased, and made full payment of (within the meaning of Rule 144), the securities to be sold.

f.You further understand that at the time Purchaser wishes to sell the Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144 or 701, and that, in such event, you would be precluded from selling the Common Stock under Rule 144 or 701 even if the minimum holding period requirement had been satisfied.

24.Agreement to Forfeit Option. You agree that in the event your option is not approved by the stockholders of Sorrento Therapeutics, Inc. (“Sorrento”) at Sorrento’s 2019 annual meeting of stockholders (as may be adjourned or postponed) (the “Annual Meeting”), your option shall automatically terminate in its entirety and be of no further force or effect as of the closing of such Annual Meeting.

25.Miscellaneous

a.The rights and obligations of the Company under your option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns.

b.You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your option.

c.You acknowledge and agree that you have reviewed your option in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your option, and fully understand all provisions of your option.

d. This Option Agreement will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

e.All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8

Notice of Exercise
Scilex Holding Company
301 N. Whisman Road, Suite 100
Mountain View CA 94043
Date of Exercise: _______________
This constitutes notice to Scilex Holding Company (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below.

Type of option (check one):	Incentive ☒[8] Nonstatutory ☒
Stock option dated:	June 6, 2019
Number of Shares as to which option is exercised:	_______________
Certificates to be issued in the name of:	_______________
Total exercise price:	$______________
Cash payment delivered herewith:	$______________
Value of ________ Shares delivered herewith[9]	$______________
Value of ________ Shares pursuant to net exercise[10]	$______________
Regulation T Program (cashless exercise)[11]	$______________

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the Scilex Holding Company 2019 Stock Option Plan (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of any disposition of any of the Shares issued upon exercise of this option that occurs within two (2) years after the date of grant of this option or within one (1) year after such Shares are issued upon exercise of this option.
I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the option as set forth above:
I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.
I further acknowledge that I will not be able to resell the Shares for at least ninety (90) days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities

___________________________
8 The Option is an Incentive Stock Option, with respect to up to the first 86,206 shares subject to the Option that are exercisable in any calendar year beginning with calendar year 2019. The remaining portion of the Option that is exercisable in any calendar year, beginning with calendar year 2019, is a Nonstatutory Stock Option.
9 Shares must meet the public trading requirements set forth in the option. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.
10 The option must be a Nonstatutory Stock Option, and Scilex Holding Company must have established net exercise procedures at the time of exercise, in order to utilize this payment method.
11 Shares must meet the public trading requirements set forth in the option.

A-1

Exchange Act of 1934, as amended) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.
I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.
I hereby (i) unconditionally and irrevocably waive any rights I might otherwise have under Section 220 of the Delaware General Corporation Law or other applicable law to inspect for any proper purpose and to make copies and extracts from the Company’s stock ledger, a list of its stockholders and its other books and records and the books and records of any subsidiary of the Company (collectively, “Inspection Rights”), and (ii) covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise any Inspection Rights. My obligations under this paragraph will lapse on the first sale of the Company’s common stock to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act.
I hereby unconditionally and irrevocably waive any rights I might otherwise have under Section 262 of the Delaware General Corporation Law or other applicable law to appraisal rights with respect to all current and future Shares I may own.
I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company shall request to facilitate compliance with FINRA Rule 2711 or NYSE Member Rule 472 or any successor or similar rules or regulation) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.
Very truly yours,

Name: Henry Ji, Ph.D.

A-2

Scilex Holding Company
Stock Option Grant Notice
(2019 Stock Option Plan)

Scilex Holding Company (the “Company”), pursuant to its 2019 Stock Option Plan (the “Plan”), hereby grants to Optionholder an option to purchase the number of shares of the Company’s Common Stock set forth below. This option is subject to all of the terms and conditions as set forth in this notice, in the Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Option Agreement will have the same definitions as in the Plan or the Option Agreement. If there is any conflict between the terms in this notice and the Plan, the terms of the Plan will control.

Optionholder:	Henry Ji, Ph.D.
Date of Grant:	June 6, 2019
Vesting Commencement Date:	March 18, 2019
Number of Shares Subject to Option:	3,016,652
Exercise Price (Per Share):	$1.16
Expiration Date:	June 6, 2029

Type of Grant:	☒ Incentive Stock Option[12]	☒ Nonstatutory Stock Option
Exercise Schedule:	☒ Same as Vesting Schedule	☒ Early Exercise Permitted
Vesting Schedule:
1/4th of the shares subject to the Option shall vest on the date that is one year after the Vesting Commencement Date and an additional 1/48th of the shares subject to the Option shall vest on the same date of each month thereafter; in each case provided that the Optionholder remains in Continuous Service (as defined in the Plan) through the applicable vesting date, inclusive.

Payment:
By one or a combination of the following items (described in the Option Agreement):
☐ By cash, check, bank draft or money order payable to the Company
☐ Pursuant to a Regulation T Program if the shares are publicly traded
☐ By delivery of already-owned shares if the shares are publicly traded
☐ By deferred payment
☐ If and only to the extent this option is a Nonstatutory Stock Option, and subject to the Company’s consent at the time of exercise, by a “net exercise” arrangement

Additional Terms/Acknowledgements: Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Grant Notice, the Option Agreement and the Plan. Optionholder acknowledges and agrees that this Stock Option Grant Notice and the Option Agreement may not be modified, amended or revised except as provided in the Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Grant Notice, the Option Agreement, and the Plan set forth the entire understanding between Optionholder and the Company regarding this stock option award and supersede all prior oral and written agreements, promises and/or representations on that subject only with the exception of (i) options previously granted and delivered to Optionholder, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law, (iii) any written employment or
___________________________
12 The Option is an Incentive Stock Option, with respect to up to the first 86,206 shares subject to the Option that are exercisable in any calendar year beginning with calendar year 2019. The remaining portion of the Option that is exercisable in any calendar year, beginning with calendar year 2019, is a Nonstatutory Stock Option.

A 1

severance arrangement that would provide for vesting acceleration of this option upon the terms and conditions set forth therein, and (iv) the agreements listed below under “Other Agreements,” if any. By accepting this option, the undersigned Optionholder consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Other Agreements:

	Scilex Holding Company		Optionholder:
By:	/s/ Jaisim Shah	By:	/s/ Henry Ji, Ph.D.
	Name: Jaisim Shah		Name: Henry Ji, Ph.D.
Title: CEO
	Date: June 6, 2019		Date: June 6, 2019

Attachments: Option Agreement, 2019 Stock Option Plan and Notice of Exercise

A 2